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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material under §240.14a-12

CH2M HILL Companies, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CH2M HILL Companies, Ltd.

March 31, 2011

Dear Shareholder,

        You are cordially invited to attend the annual meeting of shareholders of CH2M HILL Companies, Ltd., which will take place on Monday, May 2, 2011, at our world headquarters in Englewood, Colorado.

        Details of the business to be conducted at the meeting are in the formal notice of the annual meeting of shareholders and the proxy statement that accompany this letter.

        Your vote is important. Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. I urge you to promptly vote and authorize your proxy instructions electronically through the internet, by telephone or, by signing, dating and returning the proxy card enclosed with the proxy statement. Voting through the internet or by phone will eliminate the need to return your proxy card.

        On behalf of the Board of Directors, I would like to express our appreciation for your hard work and dedication to making CH2M HILL the best place to work and the most respected company in the industry.

Sincerely,

Lee A. McIntire Chief Executive Officer

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

CH2M HILL Companies, Ltd.
9191 South Jamaica Street
Englewood, CO 80112

1:00 p.m., May 2, 2011
CH2M HILL World Headquarters
9191 South Jamaica Street
Englewood, CO 80112

March 31, 2011

To our Shareholders:

        The 2011 annual meeting of shareholders of CH2M HILL Companies, Ltd., an Oregon corporation, will be held at CH2M HILL world headquarters, 9191 South Jamaica Street, Englewood, Colorado, on Monday, May 2, 2011, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

  1.
  To elect three directors to serve for two year terms.

  2.
  To consider an advisory vote on executive compensation.

  3.
  To consider an advisory vote on the frequency of the vote on executive compensation.

  4.
  To approve the reincorporation of CH2M HILL by conversion from an Oregon to a Delaware corporation.

  5.
  To ratify the appointment of KPMG LLP as the independent auditors of CH2M HILL for the year ending December 31, 2011.

  6.
  To transact any other business that may properly come before the meeting at the time and place scheduled or, should the meeting be adjourned, at such time and place as it may be resumed.

        Only shareholders of record owning shares of CH2M HILL's common stock at the close of business on March 3, 2011 will be entitled to vote at this meeting or at any postponements or adjournments thereof. You may vote your shares via the internet, by telephone or by proxy card. The Proxy Statement and 2010 Annual Report to Shareholders are available at http://bnymellon.mobular.net/bnymellon/ch2m.

BY ORDER OF THE BOARD OF DIRECTORS

Margaret B. McLean Senior Vice President, Corporate Secretary and Chief Legal Officer

PROXY STATEMENT
2011 ANNUAL MEETING OF SHAREHOLDERS
CH2M HILL Companies, Ltd.
9191 South Jamaica Street
Englewood, Colorado 80112
March 31, 2011

CH2M HILL Companies, Ltd.

GENERAL INFORMATION

        This proxy statement is being furnished to you by our Board of Directors in connection with the solicitation of your proxy to be voted at the 2011 Annual Meeting of Shareholders of CH2M HILL to be held on Monday, May 2, 2011, at 1:00 p.m., Mountain Daylight Time, at 9191 South Jamaica Street, Englewood, CO 80112. This proxy statement and the accompanying materials are being delivered electronically or mailed to shareholders on or about March 31, 2011.

What is the Purpose of the Annual Meeting?

        At our annual meeting, shareholders will have the opportunity to vote on the matters included in this proxy statement. We will also report on CH2M HILL's financial results and respond to questions from shareholders.

Who Can Attend the Meeting?

        All shareholders of record as of March 3, 2011 or their duly appointed proxies may attend the meeting.

Who is Entitled to Vote?

        You are entitled to vote if our records show that you held your shares of CH2M HILL common stock at the close of business on March 3, 2011. This date is known as the "record date" for determining who receives notice of the meeting and who is entitled to vote. Each outstanding share entitles its holder to cast one vote on each matter upon which to be voted.

What Constitutes a Quorum?

        The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 31,047,332 shares of CH2M HILL's common stock were outstanding. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum.

How Do I Vote?

        If you are a holder of record of CH2M HILL shares of common stock as of March 3, 2011 you can vote in one of four ways:

  1.
  Vote by Internet—follow the instructions on the Internet at www.proxyvoting.com/ch2m.

  2.
  Vote by phone—call toll-free 1 (866) 540-5760.

  3.
  Vote by proxy card—if you have requested and received a paper copy of the proxy materials, you can mark, sign, date and return the paper proxy card enclosed with the proxy materials in accordance with the instructions set forth on the proxy paper card; please note that if you vote through the Internet or by phone, you do not need to return your proxy card.

  4.
  Vote in person—if you attend the meeting, you may deliver your completed proxy card in person or vote in person by completing the ballot form that will be provided.

Can I Change my Vote After I Return my Proxy Card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Corporate Secretary of CH2M HILL at 9191 South Jamaica Street, Englewood, CO 80112 either a notice of revocation or a duly executed proxy bearing a later date as long as it is received by May 2, 2011 at 1:00 p.m., Mountain Daylight Time. Your proxy also will be revoked if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

How Do I Vote my 401(k) Plan Shares?

        If you participate in the CH2M HILL Retirement and Tax-Deferred Savings Plan, you have the right, if you choose, to instruct the trustee of the Plan how to vote the shares of common stock credited to your Plan account as well as a pro-rata portion of common stock credited to the accounts of other Plan participants and beneficiaries for which no instructions are received. Your instructions to the trustee of the Plan should be made by voting as discussed in "How Do I Vote?" above. The trustee of the Plan will vote your shares in accordance with your duly executed instructions which must be received by the trustee no later than 5:00 p.m., Mountain Daylight Time, on April 27, 2011. If you do not send instructions regarding the voting of common stock credited to your Plan account, such shares shall be voted pro rata according to the voting instruction of other Plan participants. You may also revoke previously given instructions by filing with the trustee of the Plan no later than 5:00 p.m., Mountain Daylight Time, on April 27, 2011 either written notice of revocation or a properly completed and signed voting instruction bearing a date later than the date of the prior instructions.

How will my proxy be voted?

        The persons named as proxy holder on the proxy card will vote in accordance with your instructions or, if none are provided, in accordance with the recommendations of the Board of Directors as discussed in this proxy statement. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes and abstentions.

How many votes are required for each proposal?

  Proposal 1—Election of Directors.

  Vote Required: Plurality of votes cast. That is, shareholders will elect the three director nominees receiving the greatest number of votes.

  Proposal 2: Advisory Vote on Executive Compensation.

  Vote Required: Majority of votes cast. The votes that shareholders cast "for" must exceed the votes that shareholders cast "against" to approve the advisory vote on executive compensation. Please note that because this vote is advisory, it will not be binding on our Board. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

  Proposal 3: Advisory Vote on the Frequency of the Vote on Executive Compensation.

  Shareholders are being asked to indicate their preference for how frequently we will hold an advisory vote on executive compensation—every three years, two years or one year. Please note that because this vote is advisory, it will not be binding on our Board. The Board will review the voting results, however, and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

  Proposal 4: Reincorporation to Delaware.

  Vote Required: Majority of votes outstanding. That is, votes "for" the reincorporation must account for more than 50% of all of the outstanding shares of our common stock.

  Proposal 5: Ratification of Independent Auditors.

  Vote Required: Majority of votes cast. That is, the votes cast "for" must exceed the votes that shareholders cast "against" to approve the ratification of KPMG LLP as CH2M HILL's independent auditors.

How are abstentions treated?

        A properly executed proxy marked "ABSTAIN" or "WITHHOLD" with respect to any matter will not be voted on that matter, although they will be counted for purposes of determining whether there is a quorum. Proposal 1 (election of directors) will be determined by a plurality of votes cast, resulting in an election of the three director nominees that receive the greatest number of votes. Both Proposal 2 (advisory vote on executive compensation) and Proposal 5 (ratification of appointment of independent auditors) will be determined by a majority of the votes cast by the holders of shares present or represented at the meeting and entitled to vote. Proposal 3 (advisory vote on the frequency of the vote on executive compensation) does not have a required vote. Accordingly, since no minimum number of votes are required to pass Proposals 1, 2, 3 and 5, an abstention or "withhold" authority vote will have no effect on the outcome of such proposals. On the other hand, Proposal 4 (reincorporation to Delaware) may only be passed by the affirmative vote of a majority of all outstanding shares. Since a minimum number of votes are required to pass the proposal (more than 50% of the outstanding shares of common stock), an abstention or "withhold" vote has the same effect as an "against" or "nay" vote on the outcome of Proposal 4.

How will proxies be solicited?

        Proxies are being solicited through electronic delivery or by mail. The cost of solicitation of the proxies will be paid by CH2M HILL. Officers, directors and regular employees of CH2M HILL, without additional compensation, also may solicit proxies by mail, by telephone or personal conversations. CH2M HILL has no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

PROPOSAL 1. ELECTION OF DIRECTORS

        Except where you withhold authority, your proxy will be voted at our Annual Meeting FOR the election of the nominees named below for a two year term and until his or her successor is duly elected and qualified. Incumbent directors will hold office until the Annual Meeting in the year their term expires and until their successors are elected and qualified, subject to the director's earlier death, retirement or removal. Our Board of Directors expects all of the nominees named below to be available for election.

        Our articles of incorporation and bylaws provide that our Board of Directors shall consist of no more than thirteen directors and not less than seven directors, provided that the majority of the Board consists of employee directors. The size of the Board may be changed from time-to-time by the resolution of the Board of Directors. There are currently thirteen members on our Board. Five directors are outside independent directors and eight directors are employees.

Director Nominations

        According to our bylaws, the employee directors are nominated by the CH2M HILL "Nominating Committee" consisting of CH2M HILL employees, while the outside directors are nominated by the Board of Directors. The CH2M HILL Nominating Committee has nominated Messrs. Card and Lucki and Ms. Rast for election as employee directors. If elected, Messrs. Card and Lucki and Ms. Rast will serve two year terms expiring in 2013, and until their earlier retirement, death, resignation or removal. In the event that any of the nominees should become unavailable to stand for election at the Annual Meeting, the proxy holders will vote for either (1) such other person, if any, as may be designated by our Board of Directors, in the place of any nominee who is unable to serve or (2) the balance of the nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

Director Qualifications

        Each member appointed to the Board is qualified to serve as a director based on his or her experiences, attributes and skills. The principal occupations and directorships held by the nominees for the past five years are set forth below. Specific experiences, attributes and skills that qualify each individual to serve as a director on the Board are also set forth below. We believe each director's professional experiences and attributes make him or her an asset to our Board. In selecting Messrs. Card and Lucki and Ms. Rast, the CH2M HILL Nominating Committee considered their background and experience as well as diversity they would bring to our Board.

        The following table lists our director nominees, as well as each of our continuing directors, and provides their respective ages and titles.

Name	Age	Title	Director Since
Nominees whose term expires 2011 or new nominee
Robert Card	58	Director & President Energy & Water Division	2005
Michael A. Lucki	55	Director nominee & Senior Vice President & Chief Financial Officer	—
Jacqueline C. Rast	49	Director & President Facilities & Infrastructure Division	2008
Directors whose term expires 2012
Jerry Geist (OD)	76	Director	1989
Charles Holliday, Jr. (OD)	63	Director	2009
Georgia Nelson (OD)	61	Director	2010
Barry Williams (OD)	66	Director	1995
Manuel Aguirre	52	Director & President Latin America	2010
Robert Bailey	55	Director & President Water Business Group	2009
Lee McIntire	62	Director & Chief Executive Officer	2009
Michael McKelvy	52	Director & President Government, Environment & Nuclear Division	2010
Nancy Tuor	62	Director & President Sustainability	2009

OD = Outside Director

Nominees for Election as Directors

Robert G. Card has served as a director of CH2M HILL since 2005 and for several terms between 1992 and 2001.
Mr. Card has been an employee of CH2M HILL since 1974, except for a short departure between 2001 and 2004 when he served as an Under Secretary for the U.S. Department of Energy, and the President of The Card Group—a strategic advisory services firm for markets, policy and technology in energy and the environment. He currently serves as Senior Vice President of CH2M HILL and the President of the Energy and Water Division. During his thirty seven year tenure with CH2M HILL, Mr. Card has served in many senior executive positions, including Chief Executive Officer of Kaiser-Hill Company between 1996 and 2001, Chairman of CH2M HILL International, President and Chief Executive for International Operations from 2004 through 2006, deputy Program Director for CLM Delivery Partner Ltd, London 2012 Olympic and Paralympic Games program from 2006 through 2008, President and Chief Executive of our Federal Client Group, the Government, Environment and Nuclear Division from 2008 to 2009 and the Facilities and Infrastructure Division in 2009. Mr. Card also held positions as a Senior Advisor to the Center for Strategic and International Studies and as a Non-Resident Senior Fellow of The Brookings Institute.

 Qualifications:    Mr. Card is qualified to serve on our Board based on his extensive, broad experience in various divisions and business groups within CH2M HILL as well as his project based work for the company. He is uniquely qualified for the Board based on his thirty seven year tenure at the company in many different capacities.
Mr. Card's term expires in 2011.

Michael A. Lucki

 Mr. Lucki joined CH2M HILL in November 2010 and currently serves as the Senior Vice President and Chief Financial Officer. He joined CH2M HILL from Ernst & Young LLP where he was a partner and led the firm's Global Engineering and Construction (E&C) Industry Practice since 1994 and the firm's Global Infrastructure Practice since 2008.

 Mr. Lucki is the Chair of the California State University, Los Angeles School of Business—Accounting Advisory Board and a Trustee of the California State University System Foundation Board. He is a member of the American Institute of Certified Public Accountants and a member of the California Society of Certified Public Accountants.
Qualifications: Mr. Lucki is qualified to serve on our Board based on his extensive E&C industry specific experience with mergers and acquisitions, corporate finance, risk management and tax planning. He brings unique qualifications to our Board because of his extensive financial and capital markets experience at a time when CH2M HILL is focused on improving its financial metrics and expanding its footprint through acquisitions.

Jacqueline C. Rast has served as a director of CH2M HILL since 2008.
Ms. Rast currently serves as a Senior Vice President of CH2M HILL and the President of the Facilities and Infrastructure Division and previously served as the Vice President, Major Programs Group and Executive Director for Mergers and Acquisitions since 2009. Between 2007 and 2009, she led our Center for Project Excellence. She first joined CH2M HILL in 1988 in our Environmental business group. In 1998, Ms. Rast started her own management consulting firm, Talisman Partners, which she sold in 2001 to Earth Tech. Ms. Rast served as Senior Vice President, Facilities and Transportation business group for Earth Tech from 2001 to 2003; and was a member of Earth Tech's Design-Build Risk Review Committee. From 2003 to 2005, Ms. Rast owned Azimuth Group and worked as a Senior Management Consultant for the engineering and construction industry before returning to CH2M HILL in 2005.

 Ms. Rast is a member of the Board of Directors of Metro Denver Sports Commission.
Qualifications:    Ms. Rast is qualified to serve on our Board based on her broad experience before her employment with CH2M HILL and as a result of the different roles she has played in the company including head of our mergers and acquisitions group.
Ms. Rast's term expires in 2011.

The Board of Directors unanimously recommends that the shareholders vote FOR the appointment of each nominee to the Board of Directors.

Continuing Directors

Manuel Ernesto Aguirre has served as a director of CH2M HILL since 2010.
Mr. Aguirre joined CH2M HILL in 2003, in connection with our acquisition of Lockwood Greene. He has been serving as Managing Director for our Latin American operations of CH2M HILL since 2009. He also served as the Theater Director for our South America Theater from 2004 to 2009 and as Managing Director for Argentina and Brazil from 2003 to 2004. Prior to 2003, Mr. Aguirre worked for Lockwood Greene Argentina and held a variety of positions with an expanding scope of responsibilities in Lockwood Greene's Buenos Aires office. Mr. Aguirre is a registered structural and civil engineer and holds a Masters in Business Administration degree from the Polytechnic University of Madrid. Prior to his Lockwood Greene-CH2M HILL career, Mr. Aguirre spent 10 years managing Constructora Marte, his own construction company in Argentina.

 Mr. Aguirre is a member of the Board of Directors of the American Chamber of Commerce in Argentina, where he has served since 2005; and is a member of the Argentina Chapter of Young President's Organization.
Qualifications:    Mr. Aguirre is qualified to serve on our Board based on his broad international experience in the industry. He brings unique qualifications to our Board because of his work in Latin America.
Mr. Aguirre's term expires in 2012.

Robert W. Bailey has served as a director of CH2M HILL since 2009 and from 2005 to 2008.
Mr. Bailey joined CH2M HILL in 1984 and has been the President of our Water Business Group since 2008. Between 2002 and 2006, he was the Regional Manager for our southeast region. Prior to 2002, Mr. Bailey, an engineer, held a variety of positions with an expanding scope of responsibilities from Project Manager to Regional Business Group Manager for the Water Business Group.
Qualifications:    Mr. Bailey is qualified to serve on our Board based on his extensive experience and skills in the Water business group and in the industry in general.

Mr. Bailey's term expires in 2012.

Jerry D. Geist has served as a director of CH2M HILL since 1989.
Mr. Geist has been Chairman of Santa Fe Center Enterprises, Inc. since 1990 and Chief Executive Officer of Howard International Utilities from 1990 through 2000. He was Chairman and Chief Executive Officer of Energy & Technology Company, Ltd. until June 2002. Mr. Geist served as a Director of the Davis Family of Mutual Funds serving as Independent Lead Director until retiring to Director Emeritus status on January 1, 2009. Mr. Geist has been the Board's Independent Lead Director since 2004.

 Mr. Geist has served as Chairman of the Edison Electric Institute, and is currently the Vice Chairman of the Board of Trustees of the University of New Mexico hospital.
Qualifications:    Mr. Geist is qualified to serve on our Board based on his extensive experience as a member of our Board for over twenty years and as a result of his serving on the boards of public companies as well as his extensive experience serving in executive positions of leadership at public companies.
Mr. Geist's term expires in 2012.

Charles "Chad" O. Holliday, Jr. has served as a director of CH2M HILL since 2009.
Mr. Holliday was a member of the Board of Directors for E.I. du Pont de Nemours and Company (DuPont) from 1997 through 2009 and served as its Chairman from 1999 through 2009. He is the Chairman of the Board of Directors of Bank of America and also a member of the Board of Directors for Deere & Company. Mr. Holliday was recently nominated to the Board of Directors of Royal Dutch Shell plc. Mr. Holliday served as Chief Executive Officer of DuPont from February 1998 through January 2009. He is a member of the National Academy of Engineering, is the Chairman of the U.S. Council on Competitiveness, and is a founding member of the International Business Council. Mr. Holliday formerly served as the Chairman of the World Business Council for Sustainable Development and the Business Roundtable's Task Force for Environment, Technology and Economy. He is the Chair Emeritus of the Board of Directors of Catalyst. Mr. Holliday is the author of "Walking the Talk," a book that makes the business case for sustainable development and corporate responsibility.

 Qualifications:    Mr. Holliday is qualified to serve on our Board based on his extensive experience and directorships with public companies as well as his extensive experience serving in executive positions of leadership at public companies.
Mr. Holliday's term expires in 2012.

Lee A. McIntire has served as a director of CH2M HILL since 2009.
Mr. McIntire joined CH2M HILL as the President and Chief Operating Officer in 2006. He became CH2M HILL's Chief Executive Officer in 2009, and our Chairman of the Board on January 1, 2010. Before joining CH2M HILL, Mr. McIntire was a Professor and Executive-in-Residence at the Graduate School of Management, University of California, Davis (UC Davis). Mr. McIntire spent more than 15 years with Bechtel Group, Inc., where he served as the President of Bechtel Civil between 2001 and 2003, the President of Bechtel North America between 1999 and 2000, the President of Bechtel National Inc. between 1995 and 1998, and a member of the Board of Directors for Bechtel Group, Inc. between 1999 and 2004.

 Qualifications:    Mr. McIntire is qualified to serve on our Board based on his extensive experience and expertise in the engineering and consulting industry prior to joining CH2M HILL.
Mr. McIntire's term expires in 2012.

Michael E. McKelvy has served as a director of CH2M HILL since 2010.
Mr. McKelvy joined CH2M HILL in 2003 in connection with our acquisition of Lockwood Greene. He currently serves as a Senior Vice President of CH2M HILL and the President of the Government, Environment and Nuclear Division. Mr. McKelvy has over thirty years of engineering and construction experience. Prior to his current role, Mr. McKelvy was the President and Group Chief Executive for the Industrial Client Group between 2006 and 2009 and President for the Manufacturing and Life Sciences Business Group since 2005. Between 1988 and 2003, he served in a variety of roles for Lockwood Greene such as the Geschäftsführer for Lockwood Greene GmbH in Germany and Director of southeast and southwest U.S. operations. Between 2000 and 2003, Mr. McKelvy was a member of the Board of Directors for Green Diamond/Columbia Ventures in Columbia, SC and is a current board member for the Professional Services Corporation in D.C. He is a Registered Architect in 25 states and an active member of multiple professional societies and organizations.

 Qualifications:    Mr. McKelvy is qualified to serve on our Board based on his extensive experience and skills in the engineering and construction industry with over thirty years working in the industry.
Mr. McKelvy's term expires in 2012.

Georgia R. Nelson has served as a director of CH2M HILL since 2010.
Ms. Nelson spent more than 30 years in the power generation industry serving in various senior executive capacities for Edison International and its subsidiaries between 1971 and 2005 including President of Midwest Generation Edison Mission Energy (EME) and General Manager of EME Americas. In her role she was responsible for power plant construction and facilities management in the United States, Puerto Rico, United Kingdom, Turkey, Thailand, Indonesia, Australia and Italy. Ms. Nelson is a member of the Board of Directors of Cummins Inc. where she has been serving since 2004. She is currently the Chair of Cummins' Compensation Committee of the Board. Since 2005, Ms. Nelson has been serving as a Director of Nicor, Inc. Ms. Nelson is also a Director of Ball Corporation, where she has been serving since 2006. She currently chairs Ball's Board Nominating and Governance Committee. Between 2001 and 2007, Ms. Nelson served on the Board of Directors for Tower Automotive.

 Ms. Nelson is a member of the Executive Committee of the National Coal Council, an industry advisory committee to the U.S. Department of Energy, which she chaired from May 2006 to May 2008.
Qualifications:    Ms. Nelson is qualified to serve on our Board based on her experience in the power generation industry and as a member of several public boards.
Ms. Nelson's term expires in 2012.

Nancy R. Tuor has served as a director of CH2M HILL since 2009 and from 1994 to 1997 and from 2002 to 2005.
Ms. Tuor joined CH2M HILL in 1980 and has served as a Regional Manager for CH2M HILL, as Chief Executive Officer of Kaiser-Hill Company, responsible for historic remediation of the Department of Energy Rocky Flats site, as Group Chief Executive and President of our Federal Client Group, and as Program Director for the Masdar project. She currently serves as Group President, Executive Sponsor for Sustainability practices.
Qualifications:    Ms. Tuor is qualified to serve on our Board based on her years of experience with CH2M HILL both in the executive offices and in the field.
Ms. Tuor's term expires in 2012.

Barry L. Williams has served as a director of CH2M HILL since 1995.
Mr. Williams is the retired managing general partner of, and has been President of Williams Pacific Ventures, Inc., a consulting firm, since 1987 and was President and CEO of American Management Association International between 2000 and 2001. He has served as Senior Mediator for JAMS/Endispute from 1993 to 2002 and a visiting lecturer for the Haas Graduate School of Business, University of California from 1993 to 2000. Mr. Williams has acted as a general partner of WDG, a California limited partnership, from 1987 to 2002 and a general partner of Oakland Alameda Coliseum Joint Venture since 1998.

 He also serves as a Director of PG&E Corp., Northwestern Mutual Life Insurance Company, Simpson Manufacturing Company, Ameron International, Inc., SLM Corporation and several not-for-profit organizations.
Qualifications:    Mr. Williams is qualified to serve on our Board based on his experience in the consulting industry as well as his qualifications as member of other boards.
Mr. Williams' term expires in 2012.

CORPORATE GOVERNANCE

Board of Directors

        The affairs of CH2M HILL are directed by our Board of Directors. Our Board held a total of seven meetings in 2010, four regularly scheduled and three special meetings. All directors attended 75 percent or more of the aggregate Board and Committee meetings of which they are members. CH2M HILL does not have a policy regarding Board members attending the Annual Shareholders Meetings. We had three Board members attend last year's Annual Meeting of Shareholders in person and five members via telephone.

Corporate Governance Principles

        CH2M HILL is committed to meaningful corporate governance practices and maintaining a business environment of uncompromising integrity. We continue to implement this commitment through, among other things, our governance policies, practices and compliance with the relevant provisions of the Sarbanes-Oxley Act of 2002 and other laws and regulations that regulate our company and business. Our Board has formalized our standards of corporate governance that are reflected in our Governance Principles. These principles, some of which are discussed below, are available on our website at http://www.ch2m.com/corporate/about_us/governance.asp. Our governance policies are reviewed annually by our Board to determine whether they continue to advance the best interests of CH2M HILL and our shareholders and whether they comply with the relevant laws that regulate our business.

Director Independence

        CH2M HILL is not listed on a national securities exchange and is not subject to the independence requirements of an exchange. Our Board currently consists of thirteen directors, five of which are outside independent directors. The Board has adopted criteria for determining independence of our outside directors consistent with the independence definition under the corporate governance rules of the Nasdaq Stock Exchange, and reviews the criteria regularly to ensure the independence of our outside directors. Under our Board's standards, a director is independent if:

  •
  The director is not an employee or an officer of CH2M HILL or any subsidiary company,

  •
  The director has not received compensation from CH2M HILL, other than for services as a director, that is over $200,000 per year,

  •
  The director is not an officer or owner of a business that derives a significant amount of its revenue from CH2M HILL,

  •
  The director is not a member of the immediate family of an officer of CH2M HILL, and

  •
  The director meets any additional independence criteria as adopted by our Board.

        Our outside independent directors consist of Jerry Geist, Charles "Chad" Holliday, Jr., Georgia Nelson, David Price and Barry Williams. The Board has made a determination that all of these outside directors are "independent" pursuant to our independence standards. The Board has also determined that all the members of the Audit Subcommittee and Compensation Committee are independent pursuant to these guidelines. The independence standards are set forth in the Governance Principles which are available at http://www.ch2m.com/corporate/about_us/governance.asp.

Board Leadership Structure

        Under our Board's Governance Principles, our Board has the ability to change its leadership structure in the best interest of CH2M HILL at any given point in time. Our Board does not have a policy with respect to combining or separating the Chairman and Chief Executive Officer positions.

Under the current Board leadership structure, the positions of Chairman and Chief Executive Officer are combined into one role. Our Board believes that as an employee owned company, CH2M HILL is best served by a Board leadership structure where an employee Board member serves as chair of the Board. Our Board further believes that because all employee Board members report, directly or indirectly, to the Chief Executive Officer, a Board chaired by an employee shareholder who is not the Chief Executive Officer may create ambiguity of leadership in the board room. For these reasons and because Mr. McIntire is eminently qualified for the role, our Board believes that combining the roles of Chief Executive Officer and Chairman of the board is appropriate at this time.

        Our Board is led by a Chairman elected annually by directors. Mr. McIntire has served as CH2M HILL's Chief Executive Officer since 2009 and the Chairman since 2010. Under our Board's Governance Principles, the outside directors of our Board designated one of the independent directors as Lead Director. The Lead Director presides at the meetings of outside directors, and facilitates communications between the outside independent directors and the Chairman, provides input to the Chairman on CH2M HILL's governance, performance issues, Board meeting structure and agendas and acts as a liaison to shareholders who wish to communicate with outside directors. In May 2010, Jerry Geist was elected as the Lead Director of our Board. The outside directors may retain or change this appointment after the new Board is elected by the shareholders at the Annual Meeting.

Board's Role in Risk Oversight

        Our Board oversees and reviews CH2M HILL's risk management process directly and through its Risk Committee to ensure that the appropriate risks are timely considered and robust mitigation strategies are implemented. In addition, our Board routinely engages in the review of CH2M HILL's enterprise risk, as part of its oversight of CH2M HILL's strategy and capital planning activities. The Risk Committee of the Board is tasked with overseeing CH2M HILL's enterprise risk management systems and processes including the frequent identification of major risks facing our industry and our company and the impact of the risks on the business including portfolio and project risks. The Risk Committee provides periodic reports to our Board on the enterprise risk management program and offers review and guidance to our management on our approach and process to assess and analyze project and program related risks across the enterprise.

Communications with the Board

        Shareholders may communicate with our Board by writing to them in care of Margaret B. McLean, Corporate Secretary, CH2M HILL, 9191 South Jamaica Street, Englewood, CO 80112 or to the Lead Director in care of the same address. All communications should indicate whether they are intended for the full Board, for outside independent directors only or for any particular Board member. The inquiries will be directed to the appropriate Board member or members who will reply to shareholders directly.

Nominations for Directors

        Our Governance Committee identifies and recommends for nomination individuals qualified to be outside Board members. The Board seeks outside directors with diverse professional backgrounds who combine a broad spectrum of experience and expertise that is important to CH2M HILL's short and long term interests with a reputation for integrity. Diversity of background has always been and shall continue to be an important objective in the selection of outside directors. A candidate for director should have experience in positions with a high degree of responsibility and be selected based upon contributions they can make to the board and upon their willingness to devote adequate time and effort to Board responsibilities. In making this assessment, the Governance Committee considers the number of other boards on which the candidate serves and the other business and professional commitments of the candidate. The candidate should also have the ability to exercise sound business judgment to act in what he or she reasonably believes to be in the best interest of CH2M HILL and our shareholders.

        A candidate for election as a director of the board should possess a variety of characteristics. Candidates for outside director positions must fulfill the Board's independence standards for outside directors as described above and included in the Governance Principles which are available on our website at http://www.ch2m.com/corporate/about_us/governance.asp.

        The Governance Committee of our Board makes recommendations to the full Board about outside director candidate nominees. In reviewing and selecting the outside director nominees for Board consideration, the Committee considers a variety of factors including outside director performance, any special expertise and how the expertise fits with the needs of CH2M HILL.

        In addition, the CH2M HILL Nominating Committee commences its process for annual board nominations for employee directors by sending a detailed description of its nominating process and qualification requirements for Board membership to all shareholders and employees. The Committee consists of two employee directors and three to five employee shareholders who are not employee directors. The Nominating Committee seeks shareholder and employee input on potential employee-director candidates and each of the recommendations submitted are reviewed and considered by the Committee. The CH2M HILL Nominating Committee reviews employee director candidates for our Board identified by management, our shareholders and employees and proposes a nominee for each position to be filled, which is submitted to the shareholders in its Proxy Statement. The CH2M HILL Nomination Committee develops criteria for employee director nominees. This criteria includes, among other things,

  •
  Personal characteristics of the highest caliber and proven leadership abilities,

  •
  Experience and capabilities similar to those required of executive officers, including at least 15 years experience in the engineering and construction business,

  •
  Diversity of background and experience that the candidate can bring to the Board's deliberations,

  •
  Knowledgeable about CH2M HILL and has worked with a broad cross section of technical and geographical issues and capable of representing the interests of the entire enterprise in policy and governance issues, and

  •
  Fits the desired makeup of the Board of Directors during the elected term, based on current issues facing the Board.

Shareholders and employees should submit their recommendations and suggestions for employee director nominees to the Nominating Committee at nominations@ch2m.com. Shareholders should include the recommended individual's name, business unit or group within CH2M HILL, office location and a brief comment on the rationale for consideration.

Code of Ethics

        We have adopted a code of ethics and business conduct for our executive and financial officers entitled "CH2M HILL Executive and Financial Officers' Code of Ethics." It applies to all of our senior executives and financial officers, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Human Resources Officer, Chief Legal Officer, Treasurer, and Presidents of our operating divisions. The Code is available on our website at http://www.ch2m.com/corporate/about_us/business_ethics.asp. A hard copy is also available without charge to any shareholder upon request by writing to Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal Officer, CH2M HILL, 9191 South Jamaica Street, Englewood, CO 80112. We will disclose any future changes of the Code of Ethics on our website.

        We also have a code of ethics applicable to all employees entitled "Employee Ethics and Business Conduct Principles" that mandates rules of conduct to all CH2M HILL employees including all senior executives and financial officers. It is also available on our website by following the same links as described above and will be available in hard copy. We maintain a confidential telephone and web-based hotline, where employees can seek guidance or report potential violations of laws, CH2M HILL policies or rules of conduct.

Committees of the Board

        In 2010, the Board of Directors had six committees: Audit, Compensation, Executive, Governance, Outside Director Search and Risk Committees. The Audit Committee has a subcommittee that focuses on audit issues only. The Audit Subcommittee and Compensation Committees are comprised solely of independent directors. The Outside Director Search Committee merged into the Governance Committee in May of 2010. Below is a chart showing current committee members and a summary of the functions performed by the committees during 2010.

COMMITTEE MEMBERSHIP

	Audit	Audit Sub	Compensation	Executive	Governance	Outside Director Search	Risk
Manuel Aguirre
Robert Bailey							X
Robert Card	X			X	C	X
William Dehn	X			X			C
Jerry Geist (OD)	X	X	C	X	X	X
Charles Holliday, Jr. (OD)	X	X	X	X	X	X	X
Lee McIntire				C	X	X
Michael McKelvy	X			X		X	X
Georgia Nelson (OD)	X	X	X		X
David Price (OD)	X	X	X			X
Jacqueline Rast	X					X
Nancy Tuor	X				X
Barry Williams (OD)	C	C	X	X			X

OD = Outside Director

C = Chairman

Audit Committee

        The Audit Committee met four times during 2010. The Committee's written charter is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Audit Committee is responsible for CH2M HILL's financial processes and internal control environment, including:

  •
  Reviewing legislative or other changing business environment conditions that could have a noticeable impact on CH2M HILL's financial controls and future operations,

  •
  Reviewing all acquisitions and/or investments that are valued in excess of $25.0 million,

  •
  Reviewing all individual capital expenditure items in excess of $15.0 million and monitoring capital expenditures relative to annual capital plans, and

  •
  Monitoring various financial measurements for CH2M HILL relative to established financial policies.

 Audit Subcommittee

        The Audit Committee established an Audit Subcommittee consisting entirely of outside independent directors. The Audit Subcommittee meets independently of the Audit Committee. The Audit Subcommittee met seven times during 2010 and has a written charter. The charter is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Board of Directors has determined that each member of the Audit Subcommittee is independent in accordance with the independence criteria established by the Board consistent with the independence definition under the corporate governance rules of the Nasdaq Stock Exchange, and complies with the requirements of the Sarbanes-Oxley Act of 2002. While certain members of the Audit Subcommittee have credentials required of a financial expert, CH2M HILL has not designated a specific financial expert. CH2M HILL concluded that it was not necessary to name one member of the Audit Subcommittee as its financial expert given the size of CH2M HILL and active participation of all qualified members of the Audit Subcommittee on financial matters. Its responsibilities include, among other things:

  •
  Appointing CH2M HILL's independent auditors,

  •
  Reviewing and evaluating the work and performance of CH2M HILL's internal auditors and its independent auditors,

  •
  Establishing procedures for (a) the receipt, retention, and treatment of complaints received by CH2M HILL regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of CH2M HILL of concerns regarding questionable accounting or auditing matters,

  •
  Conferring with CH2M HILL's independent auditors and its internal auditors and financial officers to monitor CH2M HILL's internal accounting methods and procedures and evaluating any recommended changes therefrom, and

  •
  Reviewing the financial statements with management and the independent auditors.

Compensation Committee

        The Compensation Committee met four times during 2010 and has a written charter. The charter is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Compensation Committee consists entirely of outside independent directors. Its responsibilities include, among other things:

  •
  Determining the senior executive compensation programs, including that of the Chief Executive Officer, and other senior executive officers of CH2M HILL,

  •
  Setting compensation for the Chief Executive Officer in light of the performance evaluation conducted by the Board,

  •
  Providing input to the Chief Executive Officer on compensation of our senior executives,

  •
  Overseeing the CH2M HILL equity based compensation and incentive plans, and

  •
  Managing the succession planning for the Chief Executive Officer.

Committee role in Determining Director Compensation

        The Committee is responsible for reviewing and recommending compensation for outside directors. It periodically assesses the structure of the compensation for outside directors in relation to director compensation of our peer group companies. The Committee has engaged outside compensation consultants from time-to-time to advise on executive and director compensation matters. These matters include, among other things, a review and market analysis of board of director pay and benefits.

Committee role in Determining Executive Compensation

        The role of the Compensation Committee in determining Executive Compensation and the use of compensation consultants is set forth in the Compensation Discussion and Analysis which follows.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship exists between any member of the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company.

Executive Committee

        The Executive Committee met once during 2010. The Committee does not have a written charter and serves at the pleasure of our Board based on expressly delegated authority. The Committee is authorized to exercise any powers, subject to certain limitations, of the Board in the management of the business and affairs of CH2M HILL, as delegated by our Board of Directors.

Governance Committee

        The Governance Committee met two times during 2010. The Committee adopted its written charter in February 2011. The Committee's responsibilities include, among other things:

  •
  Reviewing corporate governance,

  •
  Reviewing candidates for nomination of outside directors,

  •
  Providing input to the CEO on candidates for insider directors,

  •
  Overseeing Board succession planning,

  •
  Establishing and reviewing criteria for Board membership,

  •
  Overseeing the ethics and compliance functions,

  •
  Recommending board committee assignments, and

  •
  Establishing Board performance objectives and overseeing annual Board evaluations.

Outside Director Search Committee

        The Outside Director Search Committee did not meet in 2010 and does not have a written charter. The Committee is responsible for seeking qualified candidates for director who are not employees of CH2M HILL and whose backgrounds and expertise will add valuable skills and perspectives to the Board. The Committee became part of the Governance Committee in May of 2010 and no longer exists.

Risk Committee

        The Risk Committee met three times during 2010 and has a written charter. The charter is available on our website at http://www.ch2m.com/corporate/about_us/leadership.asp. The Committee's responsibilities include, among other things:

  •
  Reviewing enterprise wide external risks,

  •
  Review of enterprise risks and lessons arising from our project portfolio,

  •
  Review of risks and opportunities related to availability of capital,

  •
  Review of project related risks, and

  •
  Risk evaluation and scenario planning for major disruptive events.

 INFORMATION RELATED TO THE BOARD, NOMINEES AND EXECUTIVE OFFICERS

Review, Approval or Ratification of Transactions with Related Persons

        In 2010, CH2M HILL had no related party transactions. Our Related Party Policy provides that any transaction that exceeds $120,000 between CH2M HILL and any of our directors, executive officers or beneficial owners of at least 5% of our common stock is considered to be a "related party" transaction. The policy also provides that all related party transactions are required to be reviewed by the senior leadership team, including the Chief Executive Officer, Chief Financial Officer and the Chief Legal Officer. The Audit Subcommittee is made aware of any related party transactions.

 SECURITY OWNERSHIP

Security Ownership of Certain Shareholders

        The following table shows the number of shares of our common stock by any person or group known to us as of March 3, 2011, to be the beneficial owner of more than 5% of any our common stock.

Name and Address of Shareholder	Title of Class	Number of Shares Held		Percent of Class
Trustees of the CH2M HILL Retirement and Tax-Deferred Savings Plan	Common	16,093,399	(1)	51.84%
9191 South Jamaica Street
Englewood, CO 80112
Trustee of the CH2M HILL Restated and Amended Deferred Compensation Plan	Common	2,214,419	(2)	7.13%
9191 South Jamaica Street
Englewood, CO 80112

(1)
Common shares are held of record by the Trustees for the accounts of participants in the Retirement and Tax-Deferred Savings Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted pro rata in accordance with the voting instructions submitted by all other plan participants.

(2)
Common shares are held of record by the Trustees for the accounts of participants in the CH2M HILL Companies, Ltd. Deferred Compensation Plan and will be voted in accordance with instructions received from participants. Shares as to which no instructions are received will be voted pro rata in accordance with the voting instructions submitted by all other plan participants.

 Security Ownership of Directors, Director Nominees and Executive Officers

        The following table sets forth information as of March 3, 2011 as to the beneficial ownership of our equity securities by (a) each director and director nominee, (b) each executive officer listed in the summary compensation table and (c) all of our directors and executive officers as a group. None of the individuals listed below owns directly more than 1% of the outstanding shares of CH2M HILL. As a group, all directors, director nominees, and executive officers own 4.6% of the outstanding shares of CH2M HILL, including stock options exercisable within 60 days of March 3, 2011.

Name of Beneficial Owner	Common Stock Held Directly(1)	Common Stock Held Indirectly(2)	Stock Options Exercisable Within 60 Days	Total Beneficial Ownership
Manuel Ernesto Aguirre	5,358	—	1,015	6,373
Robert W. Bailey	46,983	30,535	7,675	85,193
Fred Brune	63,055	2,533	1,125	66,713
Robert G. Card	193,788	7,224	16,697	217,709
William T. Dehn	56,264	42,936	—	99,200
Jerry D. Geist	26,237	48,375	—	74,612
Garry M. Higdem	155,191	3,670	26,774	185,635
Charles O. Holliday, Jr.	4,923	—	—	4,923
Lee A. McIntire	147,259	13,574	49,299	210,132
Michael A. Lucki	29,456	—	—	29,456
Michael E. McKelvy	26,187	6,461	16,216	48,864
Georgia R. Nelson	2,188	—	—	2,188
David B. Price	18,897	—	—	18,897
Jacqueline C. Rast	23,125	5,635	13,351	42,111
M. Catherine Santee	64,094	45,636	20,302	130,032
JoAnn Shea	13,261	10,658	—	23,919
Nancy R. Tuor	40,957	37,754	21,914	100,625
Barry L. Williams	23,011	—	—	23,011
All directors, director nominees and executive officers as a group (20 people)	987,345	273,011	179,150	1,439,506

(1)
Includes restricted stock held by directors and executive officers over which they maintain sole voting power but no investment power.

(2)
Includes common stock held through the Retirement and Tax-Deferred Savings Plan and the deferred compensation plan trusts.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Such executive officers, directors and beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms filed by the reporting persons. Based on our records, we believe that all Section 16(a) reporting requirements related to CH2M HILL directors and executive officers were timely fulfilled during 2010, except for a Form 4 for William T. Dehn which was not timely filed. The Form 4 reported distribution of stock from his deferred compensation account on or about February 1, 2010 which should have been reported within two business days of being made and was instead reported on March 16, 2010.

 Equity Compensation Plan Information

        The following information is provided as of December 31, 2010 with respect to compensation plans pursuant to which CH2M HILL may grant equity awards to eligible persons. Please see Note 14 to the Consolidated Financial Statements, contained in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2010 for descriptions of the equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	3,031,060	(2)	$29.86	15,578,207	(3)
Equity compensation plans not approved by security holders(4)	164,708	(5)	$46.75	—(6)

Total	3,195,768		$30.73	15,578,207

(1)
The equity compensation plans approved by stockholders include the CH2M HILL Companies, Ltd. 2009 Stock Option Plan, the CH2M HILL Companies, Ltd. Payroll Deduction Stock Purchase Plan as amended and restated effective January 1, 2004 (PDSPP) and the CH2M HILL Companies, Ltd. Amended and Restated Executive Officers Long Term Incentive Plan effective January 1, 2005.

(2)
Includes 59,215 shares earned in 2010 and issued under an executive long term incentive program at a price of $46.75 during the first quarter of 2011.

(3)
Includes 2,165,019 shares reserved for future issuance under the Stock Option Plan and 13,413,188 shares available for purchase under the PDSPP.

(4)
The equity compensation plans not approved by stockholders include the CH2M HILL Companies, Ltd. Short Term Incentive Plan effective January 1, 2000 and the CH2M HILL Companies, Ltd. Long Term Incentive Plan effective January 1, 2005.

(5)
Includes 164,708 shares issued under a long term incentive program paid or to be paid in 2011. These shares were earned in 2010.

(6)
Shares available for future issuance under the long term and short term incentive programs (excluding shares reflected in column (a)) are not determinable until the end of each year.

 EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis (CD&A) provides information about our compensation and benefit programs that were in place for our executive officers for 2010, and explains our compensation philosophy and objectives.

Executive Summary

        CH2M HILL has a pay-for-performance philosophy that seeks to link the interests of the named executive officers with those of our shareholders and that helps guide the Compensation Committee's decisions regarding executive compensation. As a result, approximately 75% of the compensation of our named executive officers is linked to a combination of individual objectives and CH2M HILL performance objectives as well as stock price performance.

        The following elements comprise the total compensation awarded to our named executive officers: base salary, a cash-based annual incentive award, and an equity-based long term incentive award consisting of stock options and restricted stock as described below.

  •
  The long term incentive awards are used to align the interests of our executives with the interests of our shareholders through shareholder value and CH2M HILL's performance objectives and goals. The awards also help retain executives over time and provide a means by which executives can meet their stock ownership guidelines.

  •
  We target all elements of our compensation program to provide compensation opportunity at the median of our peer companies. Actual payouts under these programs can be above or below the median based on CH2M HILL's performance and the executive's individual performance.

  •
  Our annual long term incentive award to our named executive officers is aligned directly to the annual goals and performance of CH2M HILL, in line with our "pay-for-performance" philosophy.

  •
  Our compensation programs are designed to attract, motivate, reward, and retain the most talented executives.

        The named executive officers who appear in the Summary Compensation Table are as follows:

  •
  Lee A. McIntire, President and Chief Executive Officer

  •
  Michael A. Lucki, Senior Vice President and Chief Financial Officer

  •
  M. Catherine Santee, Senior Vice President and former Chief Financial Officer

  •
  JoAnn Shea, Senior Vice President and Chief Accounting Officer and former acting Chief Financial Officer

  •
  Robert G. Card, Senior Vice President

  •
  Garry M. Higdem, Senior Vice President

  •
  Michael E. McKelvy, Senior Vice President

        The following table summarizes the key elements of our executive compensation program.

Compensation Philosophy and Objectives

        Our compensation philosophy is based on two fundamental principles: competitive market compensation and pay-for-performance. Our compensation programs are designed to attract and retain the most qualified and talented executives and employees in our industry, and to provide incentives that appropriately motivate them to enhance shareholder value, by optimizing our short and long term results.

  •
  Competitive Market Compensation:  We pay our executives and other employees compensation that is comparable to compensation paid by our industry peers, because the market for qualified executives and employees in our industry is highly competitive.

  •
  Pay-for-Performance:   We align the interest of our executives and employees with the interest of our shareholders by paying for performance against agreed goals that tie with CH2M HILL's short and long term objectives and strategic plans. We place a substantial portion of our executive officers' compensation at-risk, where total compensation over time depends on each executive's performance against established goals and on the overall performance of the company. Furthermore, a portion of all executives' compensation is provided in the form of

    CH2M HILL stock, stock options and restricted stock, which tie the total value of the compensation opportunity to CH2M HILL's overall performance.

        One of our main objectives is to make sure that CH2M HILL's compensation policies and practices for its employees, in general, and its executive officers, in particular, optimize CH2M HILL's performance without encouraging unreasonable risks or incentivizing behavior which may result in a material adverse effect on the company. The design of the executive compensation which combines short term and long term incentives places considerable compensation at-risk and intentionally aligns executive officers' interests with the interests of the company's shareholders.

        We review our compensation philosophy and objectives annually in light of our performance against our goals and performance of our peer companies, taking into account market and economic environment, risks and opportunities. We revise our compensation objectives, as appropriate, to focus on our strategic goals and objectives.

Role of the Board of Directors in Establishing Compensation

        Our Board of Directors delegated the responsibility for oversight of executive officers' compensation to its Compensation Committee. The Committee establishes total compensation for the Chief Executive Officer based on his performance, the company's performance, and the input the Committee receives from its compensation consultants. The Committee also reviews the CEO's recommendations about compensation for other executive officers, establishes (based on market data provided by its compensation consultants) compensation for members of the Board of Directors, and considers and approves the equity-based incentive compensation plans that CH2M HILL uses to implement its compensation philosophy.

        In 2010, the Committee reviewed Mr. McIntire's total compensation against market data provided by its compensation consultants, considered Mr. McIntire's performance for the year and CH2M HILL's performance overall, and set Mr. McIntire's compensation, as presented in the Summary Compensation Table.

        The Compensation Committee annually reviews the competitiveness of CH2M HILL's executive compensation programs compared to that of executives in similar positions with companies we compete with in our industry and geographic markets.

        The Compensation Committee reviews executive compensation in light of Section 162(m) of the Internal Revenue Code which establishes a limit on the deductibility of annual compensation that exceeds $1,000,000 for certain executive officers. It is the general intention of the Committee to meet the requirements for deductibility under Section 162(m) of the Internal Revenue Code; however, the Committee reserves the right, where merited by changing business conditions or an executive's individual performance, to authorize compensation payments which may not be fully deductible by CH2M HILL. The Committee reviews this policy on an ongoing basis.

Role of Management in Establishing Compensation

        CH2M HILL's Chief Executive Officer reviews compensation data and analysis for his direct reports, including all executive officers based on the information provided to him by CH2M HILL's Human Resources compensation staff. He considers each component of executive compensation and determines how these components should be used to provide appropriate total compensation that motivates executive officers to optimize CH2M HILL's short term and long term operations and financial results in the best interest of CH2M HILL's shareholders. The CEO then provides an overview of performance and accomplishments for each executive officer and makes recommendations to the Compensation Committee about compensation levels and structure he deems appropriate for them.

 Role of Compensation Consultants

        The Compensation Committee has the authority to retain the services of outside compensation consultants to assist in the performance of its responsibilities. In 2010, the Compensation Committee retained the services of Sibson Consulting, the firm that has been providing executive and board of directors' compensation advice since 1998. At the request of the Committee, Sibson Consulting updated the annual compensation assessment for the CEO and other executive officers. The review provides a comprehensive assessment of the various components of our executive compensation programs against relevant market compensation data and our peer companies (as further discussed below), and provided the Committee with a recommended compensation range for our CEO and reference compensation ranges for our other executive officers. The Compensation Committee used this information to consider and set compensation for the Chief Executive Officer and to review the CEO's recommendations for other executive officers' compensation. As part of this process, Sibson also provided to the Committee compensation surveys for other key executives and managers at peer companies, which are used by the company in considering compensation levels. In 2010, Sibson Consulting also worked with management to revise the restricted stock program for executives to include a performance measure in 2011 restricted stock grants for Compensation Committee approval. We paid Sibson Consulting approximately $173,000 for work performed in 2010.

        In 2010, the Compensation Committee carefully considered Sibson Consulting's independence and all the services that Sibson provides to CH2M HILL's management, such as benchmarking surveys for senior management roles and consulting regarding overall incentive strategy. The Committee determined that Sibson's services to the company did not impair its independence because of the value of compensation that Sibson derives from such services was not significant.

Benchmarking

        The Compensation Committee uses market data as the primary tool in establishing compensation for the Chief Executive Officer and the Board of Directors, and in reviewing the CEO's recommendations for compensation of other executive officers. In establishing 2010 compensation, the Compensation Committee reviewed total compensation information of twelve peer companies as provided by the compensation consultant to the Committee. In considering which companies to include as its reference companies in this review, the Committee instructed Sibson to select companies that compete with CH2M HILL for executive talent in our industry and our geographic markets. The full list of reference companies used in compensation considerations in 2010 is provided below.

        The Committee believes that the reference group of peer companies is appropriate for its compensation analysis.

Peer Companies

  •
  Fluor Corporation

  •
  KBR, Inc.

  •
  Jacobs Engineering Group, Inc.

  •
  Emcor Group, Inc.

  •
  URS Corporation

  •
  Shaw Group, Inc.

  •
  AECOM

  •
  McDermott International, Inc.

  •
  Foster Wheeler Ltd.

  •
  Chicago Bridge & Iron Co.

  •
  Perini Corporation

  •
  Tetra Tech Inc.

        The Committee reviewed the available compensation and financial performance data for each of the peer companies and, with assistance of the independent compensation consultant, established that, for 2010, the appropriate market compensation range for our executive officers is between 8% below and 7% above the median compensation of the peer companies.

Elements of Compensation

        The total compensation package for our executive officers consists of the following components:

  •
  Base Salary—provides our executive officers with competitive base pay that is appropriate for their position in the company and level of experience

  •
  Short Term Incentive Compensation—provides incentives to our executive officers (and other employees) to focus on achieving our annual business plan and other quantitative and qualitative goals relevant for the current year

  •
  Long Term Incentive Compensation—designed to incentivize our executive officers (and other senior managers) to achieve our quantitative and qualitative objectives over a three year period that relate to our multi-year strategic plan (called the long term incentive program) and through equity participation in CH2M HILL's financial success by providing executives stock option and restricted stock grants designed to align our executives interest with that of shareholders

  •
  Benefits, Retirement, Retention and Perquisites—designed to assure market compensation, create longer term ties to the company and aid in retention of existing executive officers and recruiting of new executives

 2010 Average Pay Mix

         The key components of compensation for the Chief Executive Officer and named executive officers are shown below.

Chief Executive Officer:

Other named executive officers:

        Please note that the charts above do not include the Chief Financial Officer position because Mr. Lucki joined CH2M HILL on November 1, 2010. In addition, "fixed" compensation refers to base salary and "variable" compensation refers to performance based pay.

        The Compensation Committee does not have a policy to achieve or to maintain any particular ratio or weighting among the elements of compensation. Instead, the Committee considers the qualitative balance among all compensation components against our compensation philosophy each year and makes its decisions accordingly.

        We believe that by creating a total compensation package for executive officers that combines short term and long term incentives and equity compensation, we align their interests with the interests of CH2M HILL and its shareholders. We review our performance against our peer group of companies as a factor in determining our executive officers' total compensation. We also believe our pay-for-performance model appropriately motivates performance, while encouraging retention. As our financial performance increases relative to our performance goals, the executive officers' potential for additional compensation under our short and long term incentive programs increases as well. If our performance does not meet our goals, total compensation falls and incentive compensation may be reduced to zero.

Base Salary

        We provide our executive officers with base salary that is appropriate for their roles, responsibilities and experience and is within a competitive market range, as determined by the Compensation Committee with input from its independent compensation consultants. The actual base salary is based on the experience of each executive officer, and the complexity, financial and strategic impact of his or her role.

        In the third quarter of 2010, the base salaries of the executive officers were adjusted to reflect their respective individual performance, the performance of CH2M HILL, and to align the base salaries of some of the executive officers and senior operations executives with market compensation for their respective roles. The base salary increases made in the third quarter of 2010 for executive officers ranged between 0% and 10% depending on each individual executive's performance and based on market comparative data.

Short Term Incentive Compensation

        Our short term incentive awards provide our executives with the ability to earn an annual incentive, based on the company's performance, their respective business unit's performance, and their individual performance. Annual goals are established during the first quarter of each year and monitored throughout the year. The 2010 short term performance goal was based on an earnings target for the company and each executive officers' earnings target for their business unit (where appropriate), modified +/- 20% of the result by safety, cash flow, overhead cost management, and management of human capital (people development) performance measures. The short term incentive awards are paid in cash. This is a change from 2009 in which the short term incentive awards were paid 60% in cash and 40% in stock. This change to all cash was made with respect to the 2010 short term incentive awards in keeping with market practice of our reference group of peer companies.

        The 2010 short term incentive program's target for each named executive officer is based on the percentage of the officer's base salary set forth below:

• Lee A. McIntire	100%
• M. Catherine Santee	62.5%
• JoAnn Shea	50%
• Robert G. Card	80%
• Garry M. Higdem	80%
• Michael E. McKelvy	80%

        The short term incentive goals for executive officers were weighted 60% based on each executive officer's business unit's performance, where appropriate, and 40% on the company's overall performance. Short term compensation for the CEO and the CFO was based 100% on CH2M HILL's overall performance against annual business plan goals. CH2M HILL's actual performance in 2010 was up 25% year-over-year. As a result, the payouts for executive officers reflected actual performance against these targets and ranged between 75% and 120% of target.

        Mr. Lucki was not eligible for a short term incentive award for 2010 because he began with CH2M HILL in November of 2010 and was compensated as part of his sign on with the company as described below.

 Long Term Incentive Compensation

        The long term component of our incentive compensation for executive officers is intended to reward our executive officers and other senior leaders for achieving CH2M HILL's long term goals and increasing shareholder value. The long term incentive compensation is intended to motivate our executives to focus on long term goals, to reward and retain top talent and to help our executives meet their Executive Stock Ownership Guidelines. The long term incentive mix depends upon the job level of each executive.

        There are three components that comprise long term compensation. They consist of:

  •
  Long term incentive program which is paid out in a mix of cash and common stock or 100% in common stock,

  •
  Stock options, and

  •
  Restricted stock

  Long Term Incentive Program (LTIP)

        In 2010, our executive officers received payments under the 2007 Long Term Incentive program. The program paid incentives based on the company's performance against goals established in 2007 for the 2007-2009 performance period. These goals, as approved by the Compensation Committee of the Board, included earnings growth against targets established for the 2007 Program, modified by up to +/- 50% depending on our performance relative to supplemental goals, such as gross margin improvement, international gross revenue, and a compounded annual growth rate of our stock price during the performance period. At the February 2010 Compensation Committee meeting, the Committee confirmed and certified that the 2007 goals were completed at a performance level that justified a 200% payout level.

        The long term incentive awards were paid in March of 2010 in 60% of CH2M HILL common stock and 40% in cash to further align interests of our executives with our shareholders.

        In 2010, the executive officers also received the opportunity to earn long term incentive compensation payable in 2013 based on their performance during the 2010-2012 performance period. The performance targets approved by the Compensation Committee for the 2010 Long Term Incentive Program were based on an earnings target for the company as well as a cash flow modifier and other qualitative goals to incentivize the executives to meet goals aligned with the company's strategic direction.

        The 2010 LTIP's target for each named executive officer is based on the percentage of the officer's base salary set forth below, with each executive having an opportunity to earn up to 200% of these targets based on the company's performance during the 2010-2012 performance period:

• Lee A. McIntire	230%
• M. Catherine Santee	80%
• JoAnn Shea	50%
• Robert G. Card	80%
• Garry M. Higdem	80%
• Michael E. McKelvy	80%

        Consistent with our pay-for-performance philosophy, the LTIP provides the Committee with discretion to reduce actual payouts to ensure that one operational performance goal is not achieved at the expense of other important strategic objectives.

        Mr. Lucki was not eligible for a long term incentive award for 2010 because he began with CH2M HILL in November of 2010 and was compensated as part of his sign on with the company as described below.

  Stock Options

        Stock options are granted our executives to provide an attractive incentive to focus on our longer term strategic goals and create shareholder value. Our stock option grants are made with the strike price equal to our stock value in effect at the time of the grant, vesting over a three year period in 25%, 25% and 50% increments each year all with an expiration date of five years from the date of grant. Although we are required to reflect compensation expense for stock options pursuant to applicable accounting rules, the granted stock options only have realized value to the executive to the extent that the CH2M HILL stock price actually increases during the term of the stock options. The stock options granted in 2010 to our named executive officers are disclosed in the Summary Compensation Table.

  Restricted Stock

        Restricted Stock is granted to motivate and reward our executives for the achievement of specified financial goals. Restricted stock granted in 2010 to our named executive officers is disclosed in the Summary Compensation Table. The grants provided to our executives in 2010 generally cliff vest after a three year period.

        The Compensation Committee approved restricted stock grants in 2011 to our executive officers which include a performance metric. The restrictions on these 2011 grants lapse based on the achievement of performance goals that are measured over a three year period. The restrictions will lapse as to the number of shares equal to 75% to 125% of the awarded amount based on the achievement of specified EBITDA (earnings before interest, taxes, depreciation and amortization) goals.

Benefits, Retirement, Retention and Perquisites

        Our executive officers are eligible to participate in benefit plans that are available to substantially all of our employees, including participation in our medical, dental and life insurance plans, and disability insurance programs. In addition to these general benefits, we offer financial planning consulting, executive physicals, and country club memberships for a few of our executive officers whose health and well being is essential to the well being of CH2M HILL. Country club memberships are only a partial perquisite since they serve as a vehicle for client and community leader networking. In keeping with our philosophy of market and pay-for-performance compensation, we have historically provided only modest executive benefits and perquisites and have not viewed these forms of compensation as an important part of the overall executive officers' compensation framework.

        One special benefit that we provide to certain of our executive officers is our Supplemental Executive Retirement and Retention Plan (SERRP). The SERRP is a non-qualified defined contribution plan under which CH2M HILL provides pre-tax contributions to certain executive officers that they can utilize only upon attainment of age 60 and after being with CH2M HILL for at least ten years and retiring with the company at age 65 or thereafter. The plan provides those who are invited to participate in the plan with added incentives to continue in the service of the company by providing an attractive retirement benefit. The SERRP is a part of our competitive market compensation strategy and it allows us to attract and retain executive officers and other senior executives. The company contribution to each participant's SERRP (except the CEO) is 25% of base salary and short term incentives. Mr. McIntire's contribution is 50% of his base salary and short term incentives. During the life of the SERRP the contribution levels may be set differently for different participants and at different percentages of base salary and short term incentives, as determined by the Compensation Committee.

Employment Arrangement with Mr. Lucki

        On September 28, 2010, CH2M HILL named Michael A. Lucki as its new Senior Vice President and Chief Financial Officer. Mr. Lucki assumed his new responsibilities on November 1, 2010. In connection with his employment, Mr. Lucki will receive a base salary of $550,000 per year. Beginning in 2011, his compensation will also include an annual incentive pay target of 80% of the base salary with a potential to earn from 0% to 200% of the target amount depending on his performance and performance of the company. Mr. Lucki will also participate in CH2M HILL's long term incentive program beginning with the full year 2011, which has a three-year measurement period with awards tied specifically to long term goals and objectives set for the company, as a whole, an individual modifier for Mr. Lucki. Mr. Lucki's LTIP target for the 2011 program is 95% of the base salary with the potential to earn up to 200% of the target amount based on his individual performance and performance of the company. As part of the long term compensation, in February of 2011 Mr. Lucki also received an additional 100% of the base salary, in a combination of stock options (at a strike price equal to the then current CH2M HILL stock price) and restricted stock, with the stock options vesting over a three year period and the restricted stock vesting upon the achievement of performance measures set and approved by the Compensation Committee.

        Mr. Lucki also received a one-time cash employment incentive of $600,000, payable within the first six months of employment, and a one-time restricted stock award in the amount of $1,000,000 or 21,510 shares of stock vesting in three 1/3 installments over a three-year period, contingent on continuing service. Mr. Lucki will also participate in all benefits and compensation programs available to executives at his level, including deferred compensation and supplemental retirement programs.

Executive Stock Ownership Guidelines

        CH2M HILL's Board of Directors has established stock ownership guidelines for our senior executives. The guidelines are intended to encourage management to own a meaningful amount of CH2M HILL stock and therefore align individual financial goals with our company's success. Executives are required to achieve their recommended levels of ownership within five years of being promoted into a role or assuming a new position which is subject to the guidelines. The CEO will review each participant's progress toward compliance with the guidelines and report to the Compensation Committee on the compliance status. The Committee may revise the executive stock ownership guidelines from time to time, in its discretion.

        The following table sets forth the current stock ownership guidelines as approved by the Compensation Committee:

Position	Stock Ownership (as a multiple of Annual Base Salary)
Chief Executive Officer	Five Times Salary
Chief Operating Officer	Four Times Salary
Other Named Executive Officers	Three Times Salary
Other Senior Executives	Two Times Salary

Risks Inherent in Compensation Structure

        CH2M HILL's management considered CH2M HILL's compensation policies and practices for its executive officers and employees, in general, and determined that these policies are not likely to have a material adverse effect on the company. CH2M HILL believes that the design of the executive compensation that combines short term and long term incentives, places considerable compensation at-risk and intentionally aligns executive officers' interests with the interests of the company's shareholders; thus, creating the environment that encourages executive officers and other key employees to carefully balance risks and rewards for the company and not to assume unreasonable risks.

        CH2M HILL carefully reviewed all elements of executive compensation to determine whether any components of compensation encourage excessive risk taking and concluded that:

  •
  Goals are appropriately set to avoid targets that, if not achieved, would result in undue loss of compensation,

  •
  Rolling three-year performance targets discourage short term risk taking and encourage longer term view,

  •
  Substantial equity component of compensation and ownership guidelines discourage excessive risk taking, and

  •
  Significant portion of at-risk compensation focused on longer term results creates appropriately measured approach to risk taking.

        Further, as described elsewhere in the Compensation Discussion and Analysis, the overall compensation decisions include subjective considerations, which prevent a formulaic approach to compensation setting and do not drive unreasonable short term focused business and risk taking decisions.

Report of the Compensation Committee

        We evaluate and establish compensation for CH2M HILL's executive officers and oversee the deferred compensation and equity based compensation plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for CH2M HILL's financial statements and reporting process, including the disclosure of executive compensation. With this in mind, we have reviewed and discussed with management the Compensation Discussion and Analysis section of this report. We are satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the U.S. Securities and Exchange Commission.

        Submitted by the CH2M HILL Companies, Ltd. Compensation Committee:
Jerry D. Geist, Chairman
Charles O. Holliday, Jr.
Georgia R. Nelson
David B. Price
Barry L. Williams

 SUMMARY COMPENSATION TABLE

        The following table sets forth information regarding total compensation for the three one-year periods ended December 31, 2010, 2009, and 2008, which includes required disclosures for our CEO, CFO and the other three most highly compensated executive officers of CH2M HILL.

Name and Principal Position	Year	Salary ($)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)(7)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Lee A. McIntire	2010	1,042,143	1,411,594	1,564,290	111,752	517,860	—	442,793	5,090,432
President and Chief Executive Officer	2009	995,000	741,474	1,611,716	48,405	528,000	—	253,957	4,178,552
	2008	675,625	417,900	1,149,600	51,900	414,000	—	71,117	2,780,142
Michael A. Lucki(1)	2010	91,667	—	1,000,232	—	—	—	251	1,092,150
Senior Vice President and Chief Financial Officer
M. Catherine Santee(1)	2010	419,244	291,864	498,165	35,921	175,360	—	133,128	1,553,682
Senior Vice President (former CFO)	2009	408,333	198,720	243,985	46,100	74,337	—	91,876	1,063,351
	2008	400,000	156,000	241,024	60,400	71,136	—	35,628	964,188
JoAnn Shea(1)	2010	372,403	166,703	153,430	8,666	35,620	—	16,761	753,583
Senior Vice President & Chief Accounting Officer (former acting CFO)
Robert G. Card	2010	553,525	527,105	675,240	46,830	230,160	7,384	785,444	2,825,688
Senior Vice President	2009	529,168	249,239	646,160	46,100	320,000	13,150	1,352,663	3,156,480
	2008	525,000	559,495	541,000	51,900	160,000	347,690	2,208,335	4,393,420
Garry M. Higdem	2010	575,000	348,968	713,256	48,955	245,504	—	208,458	2,140,141
Senior Vice President	2009	562,500	180,315	619,410	46,100	332,800	—	366,481	2,107,606
	2008	560,000	246,000	609,500	51,900	297,000	—	49,964	1,814,364
Michael E. McKelvy(2)	2010	478,199	497,088	516,187	40,440	154,125	—	168,396	1,854,435
Senior Vice President

(1)
On April 20, 2010, Ms. Santee informed the Board of Directors of her intention to step down as CH2M HILL's Chief Financial Officer. Effective May 15, 2010, Ms. Shea assumed responsibilities as acting Chief Financial Officer. Effective November 1, 2010, Mr. Lucki became the Senior Vice President and Chief Financial Officer of CH2M HILL. As such, Mr. Lucki's and Ms. Shea's 2009 and 2008 compensation information is not included.

(2)
Mr. McKelvy became one of our three other most highly compensated executive officers in 2010 and therefore his 2009 and 2008 compensation is not included.

(3)
Bonus amounts in column (d) for fiscal year 2010, 2009 and 2008 consist of bonuses earned under the short term incentive program and any discretionary bonuses paid to the named executive officers. The 2010 short term incentive awards are paid 100% in cash. The 2009 and 2008 awards were generally paid 60% cash and 40% in common stock. The stock portion is included in the Stock Awards column. The following table provides a summary of the bonuses earned during the years ended December 31.

	Short Term Incentive Plan ($)			Discretionary ($)				Total ($)
Name	2010	2009	2008	2010	2009	2008		2010	2009	2008
Lee A. McIntire	1,411,594	741,474	417,900	—	—	—		1,411,594	741,474	417,900
Michael A. Lucki	—	—	—	—	—	—		—	—	—
M. Catherine Santee	291,864	198,720	156,000	—	—	—		291,864	198,720	156,000
JoAnn Shea	166,703	—	—		—	—		166,703	—	—
Robert G. Card	527,105	249,239	204,000	—	—	355,495	(i)	527,105	249,239	559,495
Garry M. Higdem	348,968	180,315	246,000	—	—	—		348,968	180,315	246,000
Michael E. McKelvy	497,088	—	—	—	—	—		497,088	—	—

(i)
Mr. Card received a project and cash bonus totaling $355,495 in 2008.
(4)
Amounts in column (e) represent stock issued in connection with the short term and long term incentive programs, as well as restricted stock awards. Long term incentive awards are generally paid 40% in cash and 60% in common stock. The cash portion of the long term incentive program award is presented in Non Equity Incentive Plan Compensation column (g). The following table provides a summary of the stock awards earned during the years ended December 31:

	STIP Awards ($)			ELTIP Awards ($)			Restricted Stock Awards ($)(i)			Total Stock Awards ($)
Name	2010(ii)	2009	2008	2010	2009	2008	2010	2009	2008	2010	2009	2008
Lee A. McIntire	—	494,316	278,600	776,790	792,000	621,000	787,500	325,400	250,000	1,564,290	1,611,716	1,149,600
Michael A. Lucki	—	—	—	—	—	—	1,000,232	—	—	1,000,232	—	—
M. Catherine Santee	—	132,480	104,000	263,040	111,505	106,704	235,125	—	30,320	498,165	243,985	241,024
JoAnn Shea	—	—	—	53,430	—	—	100,000	—	—	153,430	—	—
Robert G. Card	—	166,160	136,000	345,240	480,000	405,000	330,000	—	—	675,240	646,160	541,000
Garry M. Higdem	—	120,210	164,000	368,256	499,200	445,500	345,000	—	—	713,256	619,410	609,500
Michael E. McKelvy	—	—	—	231,187	—	—	285,000	—	—	516,187	—	—

(i)
Amounts represent the aggregate grant date fair value of all restricted stock awards granted in the year shown. CH2M HILL calculates these amounts in accordance with U.S. GAAP. Under these rules, the grant date fair value of each award equals the number of shares granted multipled by the stock price at the time of the grant.

(ii)
The 2010 STIP award was paid 100% in cash.
(5)
Amounts represent the aggregate grant date fair value of all awards granted in the year shown. CH2M HILL calculated these amounts in accordance with U.S. GAAP. See Note 14 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2010, regarding the assumptions underlying the valuation of equity awards.

(6)
This column represents the cash portion of the long term incentive program awards. Refer to Note 4 above for further information about the stock portion of the long term incentive program awards included in the Stock Awards column. The 2008, 2009 and 2010 long term incentive program awards were paid on March 13, 2009, March 12, 2010 and March 25, 2011, respectively.

(7)
Amounts shown reflect the actuarial change in the present value of accrued benefits under the frozen defined benefit pension plan and the Deferred Compensation Retirement Plan (DCRP). Amounts were calculated using interest rates and mortality assumptions consistent with those used in CH2M HILL's 2010, 2009 and 2008 consolidated financial statements. Refer to Note 15 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2010 regarding the assumptions underlying the valuation of pension benefits. Effective January 1, 2009, CH2M HILL amended and restated the DCRP to form the CH2M HILL Companies, Ltd. Supplemental Executive Retirement and Retention Plan (SERRP). Based on the attributes of the SERRP, the related compensation is included in the Non-Qualified Deferred Compensation table.

	Defined Benefit Plan ($)(i)			Deferred Compensation Retirement Plan (DCRP) ($)			Change in Value of Qualified and Non-qualified Pension Plans ($)
Name	2010	2009	2008	2010	2009	2008	2010	2009	2008
Lee A. McIntire	—	—	—	—	—	—	—	—	—
Michael A. Lucki	—	—	—	—	—	—	—	—	—
M. Catherine Santee	—	—	—	—	—	—	—	—	—
JoAnn Shea	—	—	—	—	—	—	—	—	—
Robert G. Card	7,384	13,150	5,073	—	—	342,617	7,384	13,150	347,690
Garry M. Higdem	—	—	—	—	—	—	—	—	—
Michael E. McKelvy	—	—	—	—	—	—	—	—	—

(i)
Pension plans are aggregated for purposes of calculating the change in actuarial present value. The defined benefit plan that certain named executive officers participate in is currently frozen. See the Pension Benefits table for further discussion.
(8)
Amounts shown for 2010, 2009 and 2008 include:

	Foreign Service Income ($)(i)			Perquisites and Other Personal Benefits ($)(ii)			Registrant Contributions to Deferred Compensation Plans ($)(iii)			Registrant Contributions to Defined Contribution Plans ($)			Insurance Premiums ($)			Tax Reimbursement ($)			Total Other Compensation ($)
Name	2010	2009	2008	2010	2009	2008	2010	2009	2008	2010	2009	2008	2010	2009	2008	2010	2009	2008	2010	2009	2008
Lee A. McIntire	—	—	—	9,784	5,810	5,585	405,830	223,917	46,716	12,838	12,539	11,867	7,519	7,640	2,891	6,822	4,051	4,058	442,793	253,957	71,117
Michael A Lucki	—	—	—	—	—	—	—	—	—	—	—	—	251	—	—	—	—	—	251	—	—
M. Catherine Santee	—	—	—	6,040	5,810	5,585	109,043	68,650	13,787	12,838	12,539	11,867	931	826	331	4,276	4,051	4,058	133,128	91,876	35,628
JoAnn Shea	—	—	—	—	—	—	6,046	—	—	9,784	—	—	931	—	—	—	—	—	16,761	—	—
Robert G. Card	608,561	944,330	2,127,171	5,033	5,810	5,585	143,966	383,382	28,025	12,838	12,539	11,867	2,584	2,551	2,327	12,462	4,051	33,360	785,444	1,352,663	2,208,335
Garry M. Higdem	—	—	—	8,928	8,173	7,685	182,826	345,276	31,350	7,766	4,601	4,415	2,714	2,733	2,426	6,224	5,698	4,088	208,458	366,481	49,964
Michael E. McKelvy	—	—	—	6,040	—	—	131,255	—	—	6,971	—	—	1,610	—	—	22,520	—	—	168,396	—	—

(i)
Foreign service income includes compensation for tax equalization payments, housing and travel allowances, and other related items earned while on foreign assignment.

(ii)
Except as otherwise stated below, the amounts shown reflect financial planning consulting fees for each named executive officer. The amount attributable to each such perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by such named officer, except as noted in (ii) below.

(iii)
The amounts shown for 2010 represent the vested portion of the amount included in the Nonqualified Deferred Compensation Table.

Grants of Plan Based Awards in 2010

								Grant Date Fair Value of Stock and Option Awards ($)(3)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Shares of Stock or Units (#)(2)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Lee A. McIntire	N/A	0			—	—	—	—
	2/12/2010	—	2,415,000	4,830,000	—	16,196	$40.52	$111,752
Michael A. Lucki	N/A	0			—	—	—	—
	—	—	—	—	—	—	—	—
M. Catherine Santee	N/A	0			—	—	—	—
	2/12/2010	—	276,250	552,500	—	5,206	$40.52	$35,921
JoAnn Shea	N/A	0			—	—	—	—
	5/6/2010	—	155,000	310,000	—	1,400	$41.13	$8,666
Robert G. Card	N/A	0			—	—	—	—
	2/12/2010	—	440,000	880,000	—	6,787	$40.52	$48,830
Garry M. Higdem	N/A	0			—	—	—	—
	2/12/2010	—	460,000	920,000	—	7,095	$40.52	$48,956
Michael E. McKelvy	N/A	0			—	—	—	—
	2/12/2010	—	380,000	760,000	—	5,861	$40.52	$40,441

(1)
Information set forth reflects long term incentive program opportunities that were granted in 2010. The 2010 program will be paid out on or after the three year award period ending December 31, 2012. Generally, the payment of the awards will be 60% in common stock, valued at the date of payment, and 40% in cash. The criterion for payout is based on specific long term objective and identifiable performance goals of earnings growth and strategic imperatives for CH2M HILL.

(2)
Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

(3)
Grant date fair value of stock and option awards was calculated in accordance with U.S. GAAP. The grant date fair value is reflected in the Summary Compensation Table in the year it is recognized. See Note 14 of the consolidated financial statements in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2010, regarding the assumptions underlying the valuation of equity awards.

 Outstanding Equity Awards at December 31, 2010

	Option Awards						Stock Awards
Name	Grant Date MM/DD/YY	Number of securities Underlying Unexercised Options Exercisable (#)(1)	Number of securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised (#)	Option Exercise Price ($)	Option Expiration	Number of shares or Units of Stock that have not vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Lee A. McIntire	02/24/06	20,000	—	—	18.72	2/24/2011	37,680	1,751,743	—	—
	02/09/07	30,000	—	—	19.63	2/09/2012
	02/08/08	5,000	5,000	—	30.32	2/08/2013
	02/13/09	2,625	7,875	—	31.10	2/13/2014
	02/12/10	—	16,196	—	40.52	2/12/2015
Michael A. Lucki	—	—	—	—	—	—	21,515	1,000,232	—	—
M. Catherine Santee	05/11/06	4,500	—	—	17.83	5/11/2011	11,247	522,873	—	—
	05/10/07	4,500	—	—	20.91	5/10/2012
	05/08/08	5,000	5,000	—	31.31	5/08/2013
	02/13/09	2,500	7,500	—	31.10	2/13/2014
	02/12/10	—	5,206	—	40.52	2/12/2015
JoAnn Shea	05/11/06	1,000	—	—	17.83	05/11/2011	2,431	113,032	—	—
	05/10/07	1,500	—		20.91	05/10/2012
	05/08/08	1,000	1,000	—	31.31	05/08/2013
	08/07/09	325	975	—	35.72	08/07/2014
	05/06/10	—	1,400	—	41.13	05/06/2015
Robert G. Card	02/08/08	5,000	5,000	—	30.32	2/08/2013	74,854	3,479,962	—	—
	02/13/09	2,500	7,500	—	31.10	2/13/2014
	02/12/10	—	6,787	—	40.52	2/12/2015
Garry M. Higdem	02/09/07	10,000	—	—	19.63	2/09/2012	35,223	1,637,563	—	—
	02/08/08	5,000	5,000	—	30.32	2/08/2013
	02/13/09	2,500	7,500		31.10	2/13/2014
	02/12/10	—	7,095	—	40.52	2/12/2015
Michael E. McKelvy	05/10/07	2,250	—	—	19.63	5/10/2012	10,033	466,434	—	—
	02/08/08	2,500	5,000	—	30.32	2/08/2013
	02/13/09	2,500	7,500	—	31.10	2/13/2014
	02/12/10	—	5,861	—	40.52	2/12/2015

(1)
Stock Options are granted at an exercise price equal to the fair value of CH2M HILL's common stock at the date of grant. Stock options generally become exercisable 25%, 25% and 50% after one, two and three years, respectively, and have a term of five years from the date of grant.

(2)
Vesting dates for the restricted stock are as follows: Mr. McIntire's 8,245 shares vest on 2/8/2011, 19,435 shares vest on 2/12/2013 and 10,000 shares vest on 5/7/2016; Mr. Lucki's shares vest 33% each year over three years ending 11/12/2013. Ms. Santee's 6,247 shares vest on 2/12/2013 and 5,000 shares vest on 11/17/2026; Ms. Shea's 2,431 shares vest 33% each year over three years ending 5/17/2013; Mr. Card's 26,709 shares vest on 2/10/2011, 40,000 shares vest on 2/10/2018 and 8,144 vest on 2/12/2013 ; Mr. Higdem's 26,709 shares vest on 2/10/2011 and 8,514 shares vest on 2/12/2013; Mr. McKelvy's 7,033 shares vest on 2/2/2013 and 3,000 vest on 3/9/2024.

(3)
Market value is calculated based on the fair value of the Company's stock at December 31, 2010.

 OPTION EXERCISES AND STOCK VESTED DURING THE YEAR ENDED DECEMBER 31, 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)
Lee A. McIntire	—	—
Michael A. Lucki	—	—	—	—
M. Catherine Santee	4,500	116,865	—	—
JoAnn Shea	—	—	—	—
Robert G. Card	30,000	802,300	—	—
Garry M. Higdem	—	—	—	—
Michael E. McKelvy	—	—	—	—

(1)
Represents the difference between the exercise price and the fair value of the common stock on the date of exercise. It is not the grant date fair value or recognized compensation expense disclosed in other tables in this proxy statement.

(2)
Represents the number of shares vested times the fair value of our common stock on the date the shares vest. It is not the grant date fair value or recognized compensation expense disclosed in other tables in this proxy statement.

PENSION BENEFITS AS OF DECEMBER 31, 2010

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Robert G. Card	CH2M HILL Pension Plan (Defined Benefit Plan)	19	106,787	—

(1)
Amounts shown reflect the actuarial present value of the named executive officer's benefits under all pension plans established by CH2M HILL determined using interest rates and mortality assumptions consistent with those used in CH2M HILL's 2010 consolidated financial statements.

        Mr. Card is a participant in the CH2M HILL Pension Plan. Benefits under the CH2M HILL Pension Plan are equal to 1.0 percent of average base compensation (up to $150,000) for 1987 through 1991, multiplied by years of credited benefit service prior to 1992, plus 1.0 percent of each year's base compensation (up to $150,000) for each year of credited benefit service from January 1, 1992 through December 31, 1993. CH2M HILL Pension Plan benefits were frozen as of December 31, 1993.

        Messrs. McIntire, Lucki, Higdem and McKelvy and Ms. Santee and Shea are not participants in a company sponsored pension plan.

Non-Qualified Deferred Compensation as of December 31, 2010

Name	Aggregate Balance at Beginning of Year ($)	Executive Contribution During Year ($)	Registrant Contribution During Year ($)(1)(2)	Aggregate Earnings During Year ($)(3)	Aggregate Withdrawals/ Distributions During Year ($)	Aggregate Balance at End of Year ($)(4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Lee A. McIntire	1,603,120	39,600	1,592,878	268,882	—	3,504,480
Michael A. Lucki	—	—	—	—	—	—
M. Catherine Santee	1,952,303	10,824	230,368	274,103	—	2,467,598
JoAnn Shea	5,846	7,997	—	2,713	—	16,556
Robert G. Card	985,464	16,103	416,059	129,997	—	1,547,623
Garry M. Higdem	851,772	17,423	373,021	130,143	—	1,372,359
Michael E. McKelvy	278,149	12,144	292,223	14,389	—	596,905

(1)
Vested portion of amounts shown are also reported as compensation in the Summary Compensation Table.

(2)
Effective January 1, 2009, CH2M HILL amended and restated the DCRP to form the SERRP. The SERRP is intended to be unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act. Under this plan, each participant's account consists of various contributions made to the account by CH2M HILL on behalf of the participant.

(3)
Aggregate earnings are not included in the Summary Compensation table because the earnings are not above market or preferential in nature.

(4)
Vested balances are as follows: Mr. McIntire—$1,205,481; Ms. Santee—$2,237,654; Ms. Shea—16,556; Mr. Card—$1,042,408; Mr. Higdem—$861,693; Mr. McKelvy—$337,712.

        Messrs. Card, Higdem, McIntire and McKelvy and Ms. Santee are participants in the Executive Deferred Compensation Plan (EDCP). CH2M HILL will contribute 5.28% of base pay in excess of the IRS limitation on compensation for qualified plans, which during 2010 was $245,000. Participants may defer up to an additional 5.28% of base pay and annual incentive in excess of the IRS limitation and CH2M HILL will match the contribution. Certain participants may also defer up to 100% of compensation in lieu of paid time off. They may also receive additional discretionary CH2M HILL contributions indexed to base pay.

        Participants are 100% vested at all times on deferrals and earnings on deferrals. Company contributions to the EDCP and the earnings thereon shall be 100% vested after the earlier of: (a) completion of 6 years of vesting service, (b) attainment of age 65, or (c) attainment of age 55 and completion of 5 years of vesting service. Prior to completion of any of the above events, company contributions vest according to the schedule below:

Years of Vesting Service	Vested %
Less than 2 years	0%
More than 2 but less than 3 years	20%
More than 3 but less than 4 years	40%
More than 4 but less than 5 years	60%
More than 5 but less than 6 years	80%
6 or more years	100%

        The EDCP serves two purposes. It allows CH2M HILL the opportunity to provide a company match for compensation deferrals made by highly compensated employees whose 401(k) Plan contributions are limited by the Employee Retirement Income Security Act. It is also used by CH2M HILL to provide additional retirement benefits for certain of its senior executives at levels to be determined from time-to-time by the Board of Directors. The deferred compensation plans have several hypothetical investment options that a participant may choose to invest the cash portion of their deferred compensation. Each hypothetical investment option is based on an investment fund that is similar to the 401(k) Plan. All deferrals of common stock must remain invested in common stock and are distributed in common stock. While the DCP and EDCP deferred compensation plans remain unfunded, a trust was established in 1999 to provide a source of funds to pay deferred compensation liabilities. Contributions have since been made to this trust. For DCP account balances at December 31, 2010, participants can choose to start distributions upon (a) termination of employment, (b) retirement, or (c) date elected by the participant. Participants can choose payment in either a lump sum or through an annual distribution over 5, 10 or 15 years.

Change of Control and Post-Termination Compensation

        Our CEO and each of the other named executive officers are party to a change of control agreement with the Company. Under the change in control agreements, CH2M HILL will provide each named executive officer with the following benefits in the event of termination of their employment (actual or constructive and other than for cause) by CH2M HILL or its successor in interest within twenty-four months of a change of control:

  •
  For the CEO and very few select senior executives, lump-sum payments in the amount equal to 2.99 times the sum of (a) annual base salary in effect at the time the change of control occurs and (b) target annual incentive bonus payable under the Short Term Incentive Plan;

  •
  Continuation of health benefits for a period equal to the period the executive would be entitled to continuation coverage under a group health plan of CH2M HILL following the Date of Termination;

  •
  Immediate vesting of all options, restricted stock and other incentive grants and long term incentive pay;

  •
  Immediate vesting in all retirement plans and of all outstanding options;

  •
  Pro-rata payout of amounts payable under the short term incentive plan for the year of termination; and

  •
  Pro-rata payout of amounts payable under the long term incentive programs, as appropriate.

        For purposes of the change of control agreements, a "change of control" is defined generally to include:

  •
  Acquisition of 50% (or more) of the fair value of the CH2M HILL stock;

  •
  Acquisition of 30% (or more) of the voting securities of CH2M HILL;

  •
  A change in the majority of the Board of Directors, not otherwise recommended by the Board of Directors, during the course of one year;

  •
  Liquidation or dissolution of CH2M HILL, or direct or indirect sale or other disposition of all or substantially all of the assets of CH2M HILL.

        Had a change in control occurred on the last day of fiscal 2010 and had their employment been terminated 24 months after such change in control, the named executive officers would have been eligible to receive the payments set forth in the table below.

 Potential Payments Under Change of Control Agreements as of December 31, 2010

Name	Salary & Bonus ($)	Immediate Vesting of Stock Options & Restricted Stock ($)(2)	Immediate Vesting of Retirement Benefits(3)	Benefits ($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)
Lee A. McIntire	6,279,000	2,050,490	2,298,999	41,060	10,669,549
Michael A. Lucki(1)	1,644,500	1,000,232	—	41,060	2,685,792
M. Catherine Santee	2,004,234	745,278	229,944	23,838	3,003,294
JoAnn Shea	1,390,350	146,217	—	34,266	1,570,833
Robert G. Card	3,108,105	3,716,755	502,216	41,060	7,368,136
Garry M. Higdem	3,094,650	1,876,195	510,666	27,638	5,509,149
Michael E. McKelvy	2,691,000	697,699	259,193	41,265	3,689,157

(1)
Mr. Lucki began with CH2M HILL on November 1, 2010.

(2)
Accelerated vesting of restricted stock was determined by utilizing the fair value of CH2M HILL stock on December 31, 2010.

(3)
Represents vesting of company contributions to the deferred compensation plans.

(4)
Benefits relate to premiums for continuation of medical and dental coverage.

PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are seeking a non-binding advisory vote from our shareholders to approve the compensation of our executive officers as described under "Executive Compensation" and the tabular disclosure regarding named executive officers compensation in this proxy statement (see pages 22 to 40). This proposal, commonly known as a "Say on Pay" proposal, gives our shareholders the opportunity to express their views on CH2M HILL's executive compensation. Because your vote is advisory, it will not be binding upon our Board of Directors. The Compensation Committee and the Board will review the results of your vote and the Compensation Committee will take into account the outcome of the vote in future determinations concerning our executive compensation programs.

        As we discussed above in the Compensation Discussion and Analysis section, we believe that our executive compensation programs are balanced and are focused on pay for performance principles and are strongly aligned with the long term interests of our shareholders and promote the core values and mission of CH2M HILL. In addition, the Company provided appropriate incentives to our executives which tied actual compensation to the Company's performance resulting in the Company's stock performance increasing 15% year-over-year and the Company exceeding its performance metrics against annual business plan goals.

        The shareholders are being asked to vote to approve the following advisory resolution:

        "RESOLVED, that the compensation paid to the company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

        The Board of Directors unanimously recommends that the shareholders vote FOR the approval of the advisory vote on executive compensation.

PROPOSAL 3. ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION

        We are seeking an advisory vote on the frequency of your advisory vote on executive compensation. By voting on this proposal, you may indicate whether you would prefer to vote, in an advisory capacity, on executive compensation once every three years, two years or one year.

        After careful consideration, our Board has determined that an advisory vote on executive compensation that occurs every three years is most appropriate for CH2M HILL. Therefore, our Board recommends that you vote in favor of the three year interval for the advisory vote on executive compensation.

        In formulating its recommendation, our Board believes that a vote on executive compensation every three years would align more closely with the multi-year performance measurement cycle CH2M HILL uses to reward long term performance. Our executive compensation programs are based on our long term business strategy which is more appropriately reflected with a three year timeframe. In addition, a three year timeframe will allow CH2M HILL time to thoroughly consider shareholders views on our executive compensation and implement alternative compensation structures which best fit CH2M HILL's interests.

        You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year or abstaining from voting. Because this vote is advisory and not binding on the Board of Directors or CH2M HILL, your views will be considered, however, the Board may decide that it is in the best interests of our shareholders to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

        The Board of Directors unanimously recommends that the shareholders vote FOR an advisory vote on executive compensation, to occur every three years, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

 DIRECTOR COMPENSATION

        Our non-employee directors receive an annual retainer of $55,000. The chairperson of the Compensation Committee will be paid an additional annual retainer of $7,500. The chairperson of the Audit Committee will be paid an additional annual retainer of $10,000. Non-employee directors who are members of the Compensation and Audit Committees will receive an additional annual fee of $5,000 for each Committee on which they serve. Further, each non-employee director receives a restricted stock award equal to $90,000.

        The lead non-employee director receives an annual retainer of $15,000. We may, at our discretion, award cash and stock bonuses to non-employee directors from time to time.

        Our employee directors do not receive additional compensation for their Board service. All of our directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings and for their service on our Board. The following table details the non-employee director compensation for the year ended December 31, 2010 was as follows:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Jerry D. Geist	87,500	90,000	—	—	—	—	177,500
Charles "Chad" O. Holliday, Jr.	95,000	90,000	—	—	—	—	185,000
Georgia R. Nelson	48,750	90,000	—	—	—	—	138,750
David B. Price	65,000	90,000	—	—	—	—	155,000
Barry L. Williams	75,000	90,000	—	—	—	—	165,000

(1)
Restricted stock awards were granted on May 6, 2010, with a vest date of May 6, 2011. Compensation amounts were calculated in accordance with U.S. GAAP for awards issued pursuant to the Restricted Stock Plan. Under these rules, the grant date fair value of each award equals the number of shares granted multiplied by the stock price at the time of the grant.

        Our Board believes that its members should be long term shareholders of CH2M HILL and has adopted a policy requiring each non-employee director within five years of election and for the duration of his or her tenure to hold CH2M HILL equity in an amount equal to at least four times the annual retainer.

PROPOSAL 4. APPROVAL OF REINCORPORATION TO DELAWARE

Overview

        On February 11, 2011, the CH2M HILL Board of Directors approved the reincorporation of CH2M HILL from Oregon to Delaware by means of a Plan of Conversion, pursuant to which CH2M HILL will convert into a Delaware Corporation (the "Reincorporation"). The name of the Delaware corporation, which will be the successor to CH2M HILL, will remain unchanged. For purposes of this proposal description only, we refer to the Delaware successor as CH2M HILL Delaware.

        The Board of Directors believes that the Reincorporation in Delaware will give CH2M HILL a greater measure of flexibility in corporate governance than is currently available under Oregon law, and will help CH2M HILL attract and retain its directors and officers. CH2M HILL's Board of Directors also believes that Delaware's corporate laws are generally more modern, flexible, highly developed and more predictable than Oregon's corporate laws. Delaware is known for periodic revisions to their corporate law to be responsive to the changing legal and business needs of corporations. In addition, the Board of Directors believes that access to capital for CH2M HILL may be improved as a Delaware corporation; and that CH2M HILL's Board would have more tools at its disposal in Delaware to forward CH2M HILL's shareholders' best interests. For these reasons, many Fortune 500 companies have incorporated in Delaware or have changed their corporate domiciles to Delaware.

        Shareholders are urged to read the Proxy Statement carefully, including the related Appendices referenced below and attached to this Proxy Statement, before voting on the Reincorporation. The following discussion summarizes material provisions of the Reincorporation. This summary is subject to and qualified in its entirety by the Plan of Conversion (the "Plan of Conversion") in the form attached hereto as Appendix A and the Certificate of Incorporation of CH2M HILL Delaware to be effective after the Reincorporation, in substantially the form attached hereto as Appendix B (the "Delaware Certificate"). In addition, the Board of Directors will consider changes to CH2M HILL Bylaws when and if the shareholders approve the Reincorporation. Copies of the CH2M HILL Articles of Incorporation (the "Oregon Articles") and the Bylaws (the "Oregon Bylaws") each filed in Oregon and as amended to date are filed publicly as exhibits to our periodic reports and are also available for inspection at the principal office of CH2M HILL. Copies will be sent to shareholders free of charge upon written request to CH2M HILL's Corporate Secretary at 9191 South Jamaica Street, Englewood, Colorado 80112-5946.

The Plan of Conversion

        Assuming approval by the shareholders of CH2M HILL, the Reincorporation will be effected by the Plan of Conversion. Approval of the Reincorporation will constitute approval of the Plan of Conversion. The Plan of Conversion provides that CH2M HILL will convert into a Delaware corporation, with all of the rights, privileges and powers of CH2M HILL, and all property, real, personal and mixed, and all debts due to CH2M HILL, as well as all other things and causes of action belonging to CH2M HILL, shall remain vested in CH2M HILL Delaware and shall be the property of CH2M HILL Delaware. Pursuant to the Plan of Conversion, CH2M HILL will effect the Reincorporation by filing a Certificate of Conversion and the Delaware Certificate with the Delaware Secretary of State and by filing Articles of Conversion attaching the Plan of Conversion with the Oregon Secretary of State. Assuming approval by CH2M HILL shareholders, CH2M HILL currently intends to cause the Reincorporation to become effective in 2011 on a date and at a time to be determined by CH2M HILL's Board of Directors.

        At the effective time of the Reincorporation (the "Effective Time"), CH2M HILL will be governed by the Delaware Certificate, Bylaws of CH2M HILL Delaware (the "Delaware Bylaws") and Delaware General Corporation Law ("DGCL"). Subject to shareholders' approval of the Reincorporation, the Board of Directors will consider and adopt changes to the CH2M HILL Bylaws necessary to effect the Reincorporation. Although the Delaware Certificate is intended to be generally patterned after the Oregon Articles, it includes provisions that are somewhat different from the provisions contained in the current Oregon Articles under the Oregon Business Corporation Act (the "OBCA"). See "Key provisions of the Charters and Bylaws of CH2M HILL and CH2M HILL Delaware" beginning on page 46 and "Significant Differences Between the Corporation Laws of Oregon and Delaware" beginning on page 48.

        In the event the Reincorporation is approved, upon the Effective Time, each outstanding share of CH2M HILL common stock as to which dissenters' rights are not validly perfected will automatically be converted into one share of common stock of CH2M HILL Delaware. In addition, each outstanding option to purchase shares of CH2M HILL common stock will be converted into an option to purchase the same number of shares of CH2M HILL Delaware common stock with no other changes in the terms and conditions of such options. CH2M HILL's other employee benefit arrangements including, but not limited to, equity incentive plans with respect to issued unvested restricted stock, will be continued by CH2M HILL Delaware upon the terms and subject to the conditions specified in such plans.

CERTIFICATES CURRENTLY ISSUED FOR SHARES IN CH2M HILL WILL AUTOMATICALLY REPRESENT SHARES IN CH2M HILL DELAWARE UPON COMPLETION OF THE REINCORPORATION, AND SHAREHOLDERS WILL NOT BE REQUIRED TO EXCHANGE STOCK CERTIFICATES AS A RESULT OF THE REINCORPORATION.

        Other than the change in corporate domicile, the Reincorporation will not result in any change in the business, physical location, management, assets, liabilities or net worth of CH2M HILL, nor will it result in any change in location of CH2M HILL's current employees, including management. Upon consummation of the Reincorporation, the daily business operations of CH2M HILL will continue as they are presently conducted at CH2M HILL's principal executive office located at 9191 South Jamaica Street, Englewood, Colorado, 80112-5946. The consolidated financial condition and results of operations of CH2M HILL Delaware immediately after consummation of the Reincorporation will be the same as those of CH2M HILL immediately prior to the consummation of the Reincorporation. In addition, upon the effectiveness of the Reincorporation, the Board of Directors of CH2M HILL Delaware will consist of those persons elected to the current Board of Directors of CH2M HILL, and the individuals serving as executive officers of CH2M HILL immediately prior to the Reincorporation will continue to serve as executive officers of CH2M HILL Delaware, without a change in title or responsibilities.

        The Plan of Conversion provides that the Board of Directors of CH2M HILL may abandon the Reincorporation at any time prior to the Effective Time, if the Board of Directors determines that the Reincorporation is inadvisable for any reason. For example, changes to the DGCL or the OBCA may reduce the benefits that CH2M HILL hopes to achieve through the Reincorporation, or the costs of operating as a Delaware corporation may be increased, although CH2M HILL presently is not aware of any such changes. The Plan of Conversion may be amended at any time prior to the Effective Time, either before or after the shareholders have voted to adopt the proposal, subject to applicable law. CH2M HILL will re-solicit shareholder approval of the Reincorporation if the terms of the Plan of Conversion are changed in material respect.

Effect of Not Obtaining the Required Vote for Approval of the Reincorporation

        If the Reincorporation proposal fails to obtain the requisite vote for approval, a sufficient number of holders of our common stock perfect dissenters' rights, or our Board of Directors decides not to complete the Reincorporation, the Reincorporation will not be consummated and CH2M HILL will continue to be incorporated in Oregon.

Principal Reasons for the Reincorporation

        The Board of Directors believes that any direct benefit that the DGCL provides to a corporation indirectly benefits the shareholders, who are the owners of CH2M HILL. The Board of Directors believes that there are several reasons why a reincorporation to Delaware is in the best interests of CH2M HILL and its shareholders. As explained in more detail below, these reasons can be summarized as follows:

  •
  greater predictability, flexibility and responsiveness of the DGCL to corporate needs through a more highly developed and predictable body of corporate law;

  •
  access to specialized courts;

  •
  enhanced ability of Delaware corporations to attract and retain qualified directors and executive officers; and

  •
  greater access to capital.

        Highly Developed and Predictable Corporate Law.    Our Board of Directors believes Delaware has one of the most modern statutory corporation laws, which is revised regularly to meet changing legal and business needs of corporations. The Delaware legislature is responsive to developments in modern corporate law and Delaware has proven sensitive to changing needs of corporations and their shareholders. The Delaware Secretary of State is particularly flexible and responsive in its administration of the filings required for mergers, acquisitions and other corporate transactions. Delaware has become a preferred domicile for most major American corporations and the DGCL and administrative practices have become comparatively well-known and widely understood. As a result of these factors, it is anticipated that the DGCL will provide greater efficiency, predictability and flexibility in CH2M HILL's legal affairs than is presently available under Oregon law.

        Access to Specialized Courts.    Delaware has a specialized Court of Chancery that hears corporate law cases. As the leading state of incorporation for both private and public companies, Delaware has developed a vast body of corporate law that helps to promote greater consistency and predictability in judicial rulings. In addition, Chancery Court actions and appeals from Chancery Court rulings proceed expeditiously. In contrast, Oregon does not have a similar specialized court established to hear only corporate law cases. Rather, disputes involving questions of Oregon corporate law are either heard by one of Oregon's 36 circuit courts, which are the trial courts of general jurisdiction of Oregon that hear all manner of cases, or, if federal jurisdiction exists, a federal district court.

        Recruiting and Retention Benefits.    We operate in a highly competitive industry and compete for talented individuals to serve on our management team and on our Board of Directors. The Board believes that the better understood and comparatively stable corporate environment afforded by Delaware will better enable CH2M HILL to recruit talented and experienced directors and officers. In seeking to attract outside directors from across the country, the Board believes that being governed by a more predictable body of statutory and case law offered by Delaware could serve as an advantage in this area. CH2M HILL believes that the better understood, and comparatively stable corporate environment afforded by Delaware will enable it to compete more effectively with other Fortune 500 companies, most of which are incorporated in Delaware, in the recruitment, from time to time, of talented and experienced directors and officers.

        Additionally, the parameters of director and officer liability are more extensively addressed in Delaware court decisions and are therefore better defined and better understood than under Oregon law. The Board believes that reincorporation in Delaware will enhance CH2M HILL's ability to recruit and retain directors and officers in the future, while providing appropriate protection for shareholders from possible abuses by directors and officers. In this regard, it should be noted that directors' personal liability is not, and cannot be, eliminated under the DGCL for intentional misconduct, bad faith conduct or any transaction from which the director derives an improper personal benefit.

        Greater Access to Capital.    Underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for CH2M HILL following the Reincorporation because Delaware law is better understood than many market participants than Oregon law.

Possible Negative Considerations

        Notwithstanding the belief of the Board of Directors as to the benefits to CH2M HILL's shareholders of the Reincorporation, it should be noted that Delaware law has been criticized by some commentators and institutional shareholders on the grounds that it does not afford minority shareholders the same substantive rights and protections as are available in a number of other states. The Reincorporation of CH2M HILL in Delaware may make it more difficult for minority shareholders to elect directors and influence CH2M HILL's policies. It should also be noted that the interests of the Board of Directors, management and affiliated shareholders in voting on the Reincorporation proposal may not be the same as those of unaffiliated shareholders. For a comparison of shareholders' rights and the power of management under Delaware and Oregon law, see "Key Provisions of the Charters and Bylaws of CH2M HILL and CH2M HILL Delaware" below and "Significant Differences Between the Corporation Laws of Oregon and Delaware" beginning on page 48. In addition, franchise taxes and other fees in Delaware would be greater than in Oregon.

        The Board of Directors has considered the potential disadvantages of the Reincorporation and has concluded that the potential benefits outweigh the possible disadvantages.

Board of Directors Recommendation

The Board of Directors unanimously recommends that the shareholders vote FOR the approval of the Reincorporation to Delaware.

Changes in the Classification of CH2M HILL's Board of Directors

        The CH2M HILL Board of Directors currently is classified into two classes, each serving two year terms. Class I is currently comprised of 9 directors and Class II is comprised of four directors. In addition to the Class II directors nominated for election at the 2011 annual meeting, as described under the heading "Election of Directors," two existing Class I directors will be classified as Class II directors following the Effective Date, as specified in the Delaware Certificate when filed with the state of Delaware. This is being done to more closely equalize the number of directors in the different classes. Accordingly, following the Effective Date, Class I will be comprised of 7 directors and Class II will be comprised of 6 directors.

Key Provisions of the Charters and Bylaws of CH2M HILL and CH2M HILL Delaware

        With certain exceptions, the provisions of the Delaware Certificate and Delaware Bylaws are the same as, or as consistent as possible with, those of the Oregon Articles and Oregon Bylaws. However, the Reincorporation includes the implementation of certain provisions in the Delaware Certificate and Delaware Bylaws which are required by the DGCL and which may alter the rights of shareholders and the powers of management and reduce shareholder participation in certain important corporate decisions.

        Summarized below are the most significant differences between the rights of our shareholders before and after the Reincorporation, as a result of the differences among the organizational documents of CH2M HILL and CH2M HILL Delaware. The summary below is not intended to be an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference the Delaware Certificate attached to this proxy statement. Such provisions include the following:

Number of Directors

        The Oregon Articles provide that, subject to the rights of holders of any series of CH2M HILL's preferred stock to elect additional directors in certain circumstances, CH2M HILL's Board shall consist of no more than 13 and not less than 7 directors, the exact number to be determined from time to time by a resolution adopted by the affirmative vote of a majority of directors then in office. The Delaware Certificate provides that the number of directors on CH2M HILL Delaware's Board shall be as determined by the Delaware Bylaws, except with respect to the rights of the holders of any series of CH2M HILL's preferred stock to elect additional directors in the same manner as under the Oregon Articles. The Delaware Bylaws provide that the Board shall consist of not less than 7 nor more than 13 directors, the exact number of which shall be fixed from time to time by the board.

Removal of Directors

        The Oregon Articles provide that, except for a director elected by a series of preferred stock, stockholders owning 66 2/3% of the voting power of CH2M HILL's capital stock may remove a director with or without cause. The DGCL provides that directors on a classified board may be removed only for cause, unless the certificate of incorporation provides otherwise. CH2M HILL Delaware's Board, like CH2M HILL's Board, will be classified into two classes. The Delaware Certificate provides that directors on CH2M HILL Delaware's Board may be removed only for cause, by stockholders owning 66 2/3% of the voting power of CH2M HILL's capital stock, except for directors elected by a series of preferred stock, who may be removed in accordance with the terms of that series. The effect of this provision of the Delaware Certificate is that it will be more difficult in general to remove directors from the CH2M HILL Delaware Board, as they may only be removed for cause.

Shareholder Action by Written Consent

        Under the OBCA, action required or permitted to be taken at a meeting of shareholders may be taken by action without a meeting if the action is taken by all of the shareholders entitled to vote on the action. The OBCA also provides that the articles of incorporation may provide that action without a meeting may be taken by shareholders having not less than the minimum number of votes that would be needed to take the action if a meeting were held. The Oregon Articles are silent on shareholder action without a meeting. The Delaware Certificate provides that action may not be taken by written consent in lieu of a meeting of shareholders. Accordingly, the Delaware Certificate limits the ability of shareholders to take action without a meeting.

Preferred Stock

        The Oregon Articles provide that preferred stock may be issued by CH2M HILL to parties other than CH2M HILL's employees, directors, or consultants, however any such preferred stock may not be convertible into CH2M HILL's common stock. The Oregon Articles also provide that there are no restrictions on ownership or transfer on any shares of CH2M HILL's preferred stock issued to parties other than the company's employees, directors or consultants. The Delaware Certificate does not carry these provisions forward.

Restriction on Sales

        The Oregon Articles and the Delaware Certificate contain restrictions on transfer of CH2M HILL's common stock. These provisions are identical between these two documents, except the Delaware Certificate includes language from the Oregon Bylaws. This additional provision (from Section 8.2(d) of the Oregon Bylaws, and found in Section 4.6.2 of the Delaware Certificate) restricts transfers of Company common stock by shareholders, except in limited circumstances.

Expanded Constituency

        The Delaware Certificate provides that the Board may, in the discharge of its duties, consider both the short term and long term interests of CH2M HILL, taking into account, and weighing as the directors deem appropriate, the effects of an action on CH2M HILL's stockholders, employees, suppliers and customers and the communities in which CH2M HILL is located and operates and any other factors the directors consider pertinent. Although the Oregon Articles are silent on this issue, the OBCA generally permits directors of an Oregon corporation to consider the effects on non-shareholder constituents in evaluating an offer or proposal to merge, consolidate, or sell all or substantially all of the assets of the corporation.

Significant Differences Between the Corporation Laws of Oregon and Delaware

        Summarized below are the most significant differences between the rights of our shareholders before and after the Reincorporation, as a result of the differences among the OBCA and the DGCL. The summary below is not intended to be an exhaustive list of all differences or a complete description of the differences, and is qualified in its entirety by reference to the OBCA and the DGCL.

Annual and Special Meetings of Shareholders

        Both the OBCA and the DGCL require corporations to hold an annual meeting of shareholders. Annual and special meetings may be held either inside or outside the state of incorporation. The presence in person or by proxy of the holders of record of a majority of shares entitled to vote at an annual or special meeting constitutes a quorum for the transaction of business at that meeting.

        OREGON.    Under the OBCA, a special meeting of shareholders may be called by the (1) board of directors; (2) by persons authorized in the articles of incorporation or the bylaws; or (3) by holders of at least 10% of the voting stock or, if the articles of incorporation so provide, by a lower percentage or a higher percentage not exceeding 25%.

        DELAWARE.    Under the DGCL, special meetings of shareholders may be called only by the board of directors or by persons authorized in the certificate or incorporation or the bylaws.

Shareholder Voting

        Under both the OBCA and DGCL, unless otherwise provided in the certificate or articles of incorporation, each shareholder is entitled to one vote for each share of capital stock held by that shareholder. Delaware and Oregon law differ with respect to the entitlement of shareholders to vote as separate voting groups. Presently, except as required by law or as fixed by resolution or resolutions of the Board of Directors, all voting rights in each of CH2M HILL and CH2M HILL Delaware are vested exclusively in the holders of the Common Stock.

        OREGON.    Holders of outstanding shares of a class are entitled to vote as a separate voting group on an amendment to the articles of incorporation, if the amendment would: (1) increase or decrease the aggregate number of authorized shares of the class; (2) exchange or reclassify shares of the class into shares of another class; (3) exchange or reclassify, or create the right of exchange for, shares of another class into shares of the class; (4) change the designation, rights, preferences or limitations of shares of the class; (5) change shares of the class into a different number of shares of the same class; (6) create a new class of shares having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to the shares of the class; (7) increase the rights, preferences or number of authorized shares of any class that, after giving effect to the amendment, have rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of the class; (8) limit or deny an existing preemptive right of the shares of the class; or (9) cancel or otherwise affect the rights to distributions or dividends that have accumulated but not yet been declared. The OBCA provides that the articles of incorporation or the board of directors may require separate voting by voting groups on a plan of merger or share exchange. Separate voting by voting groups is also required (1) on a plan of merger that contains a provision that, if contained in a proposed amendment to articles of incorporation, would require action by one or more separate voting groups on the proposed amendment, except that separate voting by voting groups is not required if: (i) under the plan of merger, the shares that constitute the voting group are to be converted into property with a value at least equal to the value the shares would receive in a liquidation of the corporation; or (ii) the articles of incorporation provide that the voting group is not entitled to vote separately on a plan of merger; and (2) on a plan of share exchange, by each class or series of shares included in the exchange, with each class or series constituting a separate voting group.

        DELAWARE.    Delaware allows holders of outstanding shares of a class or series of stock to vote as a separate voting group on an amendment to the certificate of incorporation, if the amendment would: (1) increase or decrease the aggregate number of authorized shares of the class; (2) increase or decrease the par value of the shares of the class; or (3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

Shareholder Action Without a Meeting

        OREGON.    Oregon provides that action may be taken without a meeting when all shareholders entitled to vote consent to such action. The OBCA allows a corporation to elect in its articles of incorporation to reduce the required consent to the written consent of the shareholders holding not less than the minimum number of votes necessary to approve the action at a meeting.

        DELAWARE.    Under the DGCL, unless otherwise provided in the certificate of incorporation, a corporation may take any action without a meeting if consents are received by the shareholders having not less than the minimum number of votes necessary to approve the action at a meeting.

Preferred Stock

        OREGON.    The OBCA allows a corporation to authorize its directors in its articles of incorporation to determine, without shareholder approval, the preferences, limitations and relative rights, of any class or series of shares before the issuance of shares of such class or series.

        DELAWARE.    The DGCL contains a similar authorization for the board of directors with respect to preferred stock.

State Anti-Takeover Provisions

        Under the OBCA and the DGCL, a person who wishes to become an "interested stockholder" (a beneficial owner of 15% or more of the voting power of the corporation, including shares held by affiliates and associates) of a corporation must obtain the approval of the corporation's board of directors before acquiring its interest. Otherwise, the person will be prohibited from entering into certain business combinations with the corporation for a three-year period. Prohibited business combinations include the following transactions with, or for the benefit of, the interested stockholder: (1) mergers or consolidations, (2) certain sales, leases, exchanges, mortgages, pledges, transfers or other disposition of assets, (3) issuances of stock (subject to certain exceptions), or (4) loans, guaranties or other financial benefits. Transactions in which the interested stockholder participates proportionately as a stockholder of the target corporation are generally excluded from the moratorium effect of the statute. However, these restrictions on business combinations with interested stockholders do not apply to transactions in which (1) 85% or more of the target corporation's outstanding voting stock is acquired in a single transaction (excluding shares owned by "officers-directors" and employee stock plans); (2) the proposed transaction is approved by the corporation's board of directors; or (3) the transaction is approved after the transaction by the corporation's board of directors and the holders of two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder. In addition, a corporation's articles or certificate of incorporation or bylaws may exclude a corporation from these restrictions. None of the Oregon Articles, Oregon Bylaws, Delaware Certificate or Delaware Bylaws have excluded the corporation from these restrictions.

        OREGON.    Oregon corporations are also governed by the Oregon Control Share Act ("CSA"), unless they expressly opt out of its provisions. CH2M HILL has not opted out of the CSA. Under the CSA, a person who acquires "control shares" acquires the voting rights with respect to the control shares only to the extent granted by a majority of the preexisting, disinterested shareholders of the corporation. "Control shares" are shares acquired in an acquisition that would, when added to all other shares held by the acquiring person, bring such person's total voting power (but for the CSA) to or above any of three threshold levels: 20%, 33 1/3% or 50% of the total outstanding voting stock. A "control share acquisition" is an acquisition of ownership or the power to direct voting of control shares.

        Control shares acquired within 90 days of, and control shares acquired pursuant to a plan to make a control share acquisition, are considered to have been acquired in the same transaction. The provisions of the CSA apply equally to transactions approved or opposed by the corporation's board of directors. Shares are not deemed to be acquired in a control share acquisition if, among other things, they are acquired from the issuing corporation, or are issued pursuant to a plan of merger or exchange effected in compliance with the OBCA and the issuing corporation is a party to the merger or exchange agreement.

Dividends, Distributions and Stock Repurchases

        Both Oregon and Delaware contain restrictions on the ability to declare dividends and distributions.

        OREGON.    The OBCA prohibits distributions (including dividends and stock redemptions) to shareholders unless, after giving effect to such distribution, (1) the corporation would be able to pay its debts as they become due in the usual course of business, and (2) the corporation's total assets would be at least equal to the sum of its total liabilities plus, unless the articles of incorporation provide otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shares with preferential rights superior to those receiving the distribution.

        DELAWARE.    Under the DGCL, corporations may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined under the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors, but not below the aggregate par value of a corporation's outstanding shares.

        Delaware corporations may repurchase their own shares of any class except when their capital is impaired or would be impaired by such purchase. A corporation may, however, repurchase out of its capital any shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock, provided that the repurchased shares are to be retired and the corporation's capital reduced. If no shares entitled to such a preference are outstanding, a corporation may repurchase any of its shares and reduce its capital accordingly.

Indemnification of Directors and Officers—Advancement of Expenses

        Both Delaware and Oregon law permit indemnification of officers and directors from expenses and losses arising out of litigation arising by reason of the officer or director's service to the corporation or to another entity at its request, including, in certain circumstances, litigation by or in the right of the corporation.

        Under each of the DGCL and the OBCA, corporations may indemnify any person made a party to any third-party action or proceeding by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or was serving in a similar capacity for another corporation at the corporation's request, as long as that person: (1) has acted in good faith; (2) has acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (3) in the case of criminal proceedings, had no reasonable cause to believe that his or her conduct was unlawful. Unless judicially authorized, corporations may not indemnify a person in connection with a proceeding by or in the right of the corporation in which the person was adjudged liable to the corporation. Both the OBCA and DGCL provide that the statutory indemnification provisions for advancement of expenses are not exclusive of other rights that may be provided by agreement or otherwise.

        Both the OBCA and DGCL, under certain circumstances, permit the corporation to advance expenses to the officer or director prior to conclusion of the litigation. The OBCA and DGCL each require officers and directors to undertake to repay advanced expenses if it is ultimately determined that the party is not entitled to be indemnified by the corporation. In such circumstances, neither the DGCL nor the OBCA require that the undertaking be secured or that the corporation make a determination of ability to repay.

        OREGON.    In addition the description described above, the OBCA (1) prohibits indemnification of a director under circumstances where liability could not be limited or eliminated by a provision in the articles of incorporation; (2) requires the indemnified party receiving an advance of expenses to furnish an affirmation of good faith belief that he or she has met the standard of conduct required by the OBCA; and (3) provides for mandatory indemnification when the indemnified party is "wholly successful" on the merits or otherwise.

        DELAWARE.    In addition to the description above, under the DGCL, a corporation must indemnify an officer or director "to the extent" the person is successful in defending himself or herself.

Limited Liability of Directors

        Both the DGCL and OBCA permit corporations to adopt provisions in its certificate of incorporation limiting or eliminating certain monetary liability of directors to the corporation or its shareholders. However, a corporation may not limit the liability of a director for:

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  breaching the duty of loyalty to the corporation or its shareholders;

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  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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  any transaction in which a director derived an improper personal benefit; or

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  paying an unlawful dividend or approving an unlawful stock repurchase.

Directors' Duty in Response to Takeover Attempts

        Directors of Oregon and Delaware corporations are protected by the business judgment rule.

        OREGON.    In responding to a takeover attempt, the OBCA expressly allows directors to consider constituencies other than shareholders. In assessing such a proposal, directors may consider: (1) the social, legal and economic effects on the corporation's employees, customers and suppliers and on the communities and geographical areas in which the corporation operates; (2) the economy of the state and nation; and (3) the short term and long term interests of the corporation and its shareholders and the possibility that these interests may be best served by the continued independence of the corporation.

        DELAWARE.    According to Delaware case law, directors' defensive actions with respect to takeover attempts are protected by the business judgment rule, as long as a two-part test is satisfied. The test requires that: (1) the board show reasonable grounds for belief in a danger to corporate policy and effectiveness; and (2) the defensive measures taken are reasonable in relation to the threat posed. The second feature of the test requires an analysis of the nature of the takeover bid and its effect on the corporate enterprise. Directors are authorized to consider a series of factors including:

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  inadequacy of the price offered;

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  the nature and timing of the offer;

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  questions of illegality;

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  the impact on "constituencies" other than shareholders (i.e., creditors, customers, employees, and, perhaps, the community in general);

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  the risk of non-consummation; and

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  the quality of any securities being offered in exchange.

        Delaware case law provides generally that, once a corporation determines to pursue a change of control, it may be considered inappropriate for the board of directors to consider non-shareholder interests, and may impose a duty on the board of directors to seek the highest price available.

Authority of Board Committees

        Both Oregon and Delaware empower corporate boards of directors to delegate to committees of the board significant responsibilities.

        OREGON.    The OBCA permits a board committee to generally exercise the full authority of the board of directors, except the authority to: (1) authorize distributions, except according to a formula or method, or within limits, prescribed by the board of directors; (2) approve or submit to shareholders any action requiring shareholder approval; (3) fill vacancies on the board of directors or, subject to certain exceptions, any of its committees; or (4) adopt, amend or repeal bylaws.

        DELAWARE.    Similarly, the DGCL permits a board committee to exercise the full authority of the board, but does not permit delegation to a committee of: (1) the authority to adopt, amend or repeal any bylaw of the corporation or (2) approve, adopt or recommend to shareholders any action or matter which must be submitted to the shareholders.

Shareholder Derivative Suits

        OREGON.    The OBCA requires that the shareholder bringing the derivative suit have been a shareholder at the time the transaction complained of occurred or have become a shareholder through transfer by operation of law from a person who was a shareholder at the time of the transaction. The OBCA does not require the shareholder remain a shareholder throughout the litigation.

        DELAWARE.    The DGCL requires that the shareholder bringing a derivative suit have been a shareholder at the time of the wrong complained of or that the stock devolved to him or her by operation of law from a person who was a shareholder at the time of the wrong complained of. In addition, the shareholder must remain a shareholder throughout the litigation.

Amendment of Bylaws

        OREGON.    The OBCA provides that shareholders may amend or repeal the bylaws and that the board of directors, has the power to amend the bylaws unless prohibited by the articles of incorporation.

        DELAWARE.    Under the DGCL, unless the certificate of incorporation provides otherwise, bylaws may only be amended upon approval of the shareholders.

Dissenters' Rights

        OREGON.    Under the OBCA, a shareholder eligible to vote may dissent from, and obtain payment for shares in the event of, the following shareholder-approved corporate actions:

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  A merger to which the corporation is a party;

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  A share exchange plan to which the corporation is a party as the corporation whose shares will be acquired;

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  The sale or exchange of all or substantially all of the corporation's assets, other than in the usual course of business;

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  An amendment to the articles of incorporation that materially and adversely affects the dissenter's shares;

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  Other actions for which the articles of incorporation provide the right of dissent and appraisal; or

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  A conversion.

Dissent and appraisal right are not available to shareholders of Oregon corporations for:

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  Shares of stock on the record date for the meeting of shareholders to approve the transaction or the effective date of the transaction, unless the articles of incorporation provide otherwise;

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  The sale of assets pursuant to court order; or

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  The sale of assets for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.

        Under the OBCA, a shareholder asserting dissenter's rights must give the corporation notice of his or her intent in writing prior to the vote on the action and must not vote in favor of the action. A corporation is required to make payment to the dissenting shareholder of its estimated value of the shares, plus accrued interest, upon the proposed action being taken, or upon the dissenter's demand. If the dissenting shareholder disagrees with the corporation's estimate of the value of the shares, he or she can propose his or her own estimate, or petition the court for an appraisal.

        DELAWARE.    Under the DGCL, a shareholder of a corporation only has appraisal rights in the case of a stockholder objecting to certain mergers. However, a shareholder of a Delaware corporation does not have appraisal rights in connection with a merger or consolidation if:

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  The shares of the corporation are (1) listed on a national securities exchange; (2) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (3) held of record by more than 2,000 shareholders; or

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  The corporation will be the surviving corporation of the merger and approval of the merger does not require the vote of the shareholders of the surviving corporation.

Notwithstanding the forgoing, shareholders of Delaware corporations are entitled to appraisal rights in the case of a merger or consolidation if an agreement of merger or consolidation requires the shareholder to accept in exchange for its shares anything other than:

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  Shares of stock of the corporation surviving or resulting from the merger or consolidation;

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  Shares of any other corporation that on the effective date of the merger or consolidation will be either: (1) listed on a national securities exchange; (2) designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or (3) held of record by more than 2,000 shareholders;

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  Cash in lieu of fractional shares of the corporation; or

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  Any combination thereof.

Under the DGCL, the corporation must pay to the dissenting shareholder the fair value of the shares upon completion of the appraisal proceedings.

Inspection of Corporate Books and Records

        Both Oregon and Delaware permit shareholders to examine and make extracts from the corporation's books and records for a proper purpose.

        OREGON.    Under OBCA, inspection requires that: (1) the shareholder's demand be made in good faith and for a proper purpose; (2) the shareholder describe with reasonable particularity the shareholder's purpose and the records shareholder desires to inspect; and, (3) the records requested be directly connected with the shareholder's purpose. Oregon law also requires the shareholder to give to the corporation five business days written notice of the demand to inspect and, if the corporation does not permit inspection, the shareholder may apply to the county circuit court for an order to compel inspection.

        DELAWARE.    Under the DGCL, inspection requires that: (1) the stockholder's demand be written under oath stating a proper purpose for such inspection, (2) the stockholder inspection would not constitute a breach of agreement between the corporation and a third party, (3) the stated purpose is reasonably related to such person's interest as a stockholder. Delaware law also requires CH2M HILL to permit inspection within five business days after the demand has been made, after which time the stockholder may apply to the Court of Chancery for an order to compel inspection.

Number/Election of Directors

        Both the OBCA and the DGCL provide that a corporation must have at least one director. In addition, unless otherwise provided in the articles or certificate of incorporation, if a vacancy occurs on the board of directors, including a vacancy resulting from an increase in the number of directors, the shareholders or the board of directors may fill the vacancy.

        OREGON.    Unless the articles of incorporation provide otherwise, directors are elected by a plurality of the votes present at the meeting, either in person or by proxy, and entitled to vote on the election of directors.

        DELAWARE.    Directors are elected by a plurality of the votes present at the meeting, either in person or by proxy, and entitled to vote on the election of directors, unless otherwise provided in the certificate of incorporation or bylaws.

Removal of Directors

        OREGON.    Under the OBCA, a director may be removed with or without cause, unless the articles of incorporation provide that directors may only be removed for cause, and, in the case of corporations with plurality voting, may only be removed by a majority of votes cast. A director may only be removed at a special meeting called for the purpose of removing the director. Oregon courts may also remove a director for cause if the corporation or the holders of 10% or more of the stock commence an action for removal and the court finds that: (1) the director engaged in fraudulent or dishonest conduct or gross abuse of authority or discretion with respect to the corporation and (2) removal is in the best interest of the corporation.

        DELAWARE.    Under the DGCL, unless the certificate of incorporation provides otherwise, any director or the entire board of directors of a corporation with a classified board of directions may be removed, only for cause, by the holders of a majority of shares entitled to vote at an election of directors.

Filing and License Fees

        Oregon charges corporations incorporated in Oregon nominal annual corporate license renewal fees, and does not impose a franchise tax fee. Delaware imposes annual franchise tax fees on all corporations incorporated in Delaware. The annual fee ranges from a nominal fee to a maximum of $180,000, based on an equation consisting of the number of shares authorized, the number of shares outstanding and the net assets of the corporation.

Dissenters' Rights

        Shareholders are entitled to dissenters' rights of appraisal under Oregon law in connection with the Reincorporation. Summarized below are the dissenters' rights of the shareholders and the statutory procedures required to be followed in order to perfect such rights. A copy of Section 60.551 through 60.594 of the OBCA, which is the provision governing dissenters' rights under the OBCA, is attached to this proxy statement as Appendix C (the "Dissenters' Rights Statute"). The following summary is qualified in its entirety by reference to the Dissenters' Rights Statute, and such statute should be reviewed carefully by the holders of our common stock. Failure to comply strictly with all conditions for asserting rights as a dissenting shareholder, including the time limits, will result in the loss of such dissenters' rights by the dissenting shareholder. A record holder of CH2M HILL's common stock may assert dissenters' rights as to fewer than all of the shares of common stock registered in such record holder's name only if the record holder dissents and does not vote in favor of the Plan of Conversion with respect to all shares of common stock beneficially owned by any one person and causes CH2M HILL to receive written notice which states such dissent and the name and address of each person on whose behalf the record holder asserts dissenters' rights. A beneficial holder of our common stock may assert dissenters' rights as to the shares held on such beneficial shareholder's behalf only if the beneficial holder causes us to receive the record holder's written consent to the dissent not later than the time the beneficial holder asserts dissenters' rights and the beneficial holder dissents with respect to all shares of our common stock owned by the beneficial holder.

        If a shareholder wishes to dissent, it must send to us, before the vote on the Plan of Conversion is taken, written notice of its intention to demand payment for its shares of our common stock if the Plan of Conversion is effectuated. Neither a vote against the Reincorporation proposal nor any proxy directing such vote, nor abstention from voting on the Reincorporation proposal will satisfy the requirement for a written notice to us. All such notices should be mailed to CH2M HILL, 9191 South Jamaica Street, Englewood, Colorado, 80112-5946, attention: Senior Vice President, Corporate Secretary and Chief Legal Officer.

        If the Plan of Conversion is authorized at the Annual Meeting, then, within ten days thereafter, we will provide to the dissenting holder of our common stock, if still entitled to demand payment, a written notice containing all information required by Oregon law. The dissenting holder entitled to demand payment must, in accordance with the provisions of the Dissenters' Rights Statute, demand payment, certify whether such holder acquired beneficial ownership of the shares of common stock held by such holder before the date set forth in CH2M HILL's written notice to the dissenting shareholder, and deposit share certificates representing such dissenting holder's shares of common stock. We will pay to the dissenting holder of common stock, if eligible, and if it has validly exercised its dissenters' rights under the Dissenters' Rights Statute, the amount we estimate is the fair value of the dissenting holder's shares plus interest accrued from the effective date of the Plan of Conversion until the payment date. We also will provide the information required by the Dissenters' Rights Statute to the dissenting holder of our common stock. If the dissenting holder of shares of common stock has validly exercised dissenters' rights under the Dissenters' Rights Statute and believes that (i) the amount offered or paid is less than the fair value of such dissenting holder's shares or that the interest was incorrectly calculated, (ii) we have failed to make the payment within sixty days of the deadline for receiving payment, or (iii) we do not return deposited certificates when required to do so, the dissenting holder may give notice to us of such dissenting holder's estimate of the fair market value of such dissenting holder's shares and the amount of interest due and demand payment of such estimate, less any payment previously made by us, or the dissenting holder may reject our offer and demand payment of the fair value of the shares and interest due. If a dissenting holder's demand for payment remains unresolved, then we may, within sixty days of receipt thereof, commence a proceeding and petition the court to determine the fair value of such dissenting holder's shares and interest due thereon. If we do not timely make such a request, we must pay the dissenting holder the amount set forth in such dissenting holder's demand for payment.

Material United States Federal Income Tax Consequences of the Reincorporation

        The following discussion summarizes the material United States federal income tax consequences of the Reincorporation that are expected to apply generally to holders of CH2M HILL common stock. This summary is based upon current provisions of the Internal Revenue Code ("IRC"), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

        This summary only applies to a CH2M HILL common stockholder that is a "U.S. person," defined to include:

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  a citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

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  an estate the income of which is subject to United States federal income taxation regardless of its source;

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  a trust if either:

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  a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or

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  the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; and

  •
  any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

        A holder of CH2M HILL common stock other than a "U.S. person" as so defined is, for purposes of this discussion, a "non-U.S. person." If a partnership holds CH2M HILL common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partner of a partnership holding CH2M HILL common stock, you should consult your tax advisor.

        This summary assumes that holders of CH2M HILL common stock hold their shares as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment). No attempt has been made to comment on all United States federal income tax consequences of the Reincorporation that may be relevant to particular holders, including holders:

  •
  who are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

  •
  who are subject to the alternative minimum tax provisions of the IRC;

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  who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

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  who hold their shares as qualified small business stock within the meaning of Section 1202 of the IRC; or

  •
  who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

        In addition, the following discussion does not address the tax consequences of the Reincorporation under state, local and foreign tax laws. Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Reincorporation, whether or not they are in connection with the Reincorporation.

        Accordingly, holders of CH2M HILL common stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Reincorporation in light of their personal circumstances and the consequences of the Reincorporation under state, local and foreign tax laws.

        CH2M HILL believes that the Reincorporation of CH2M HILL from Oregon to Delaware will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the IRC. Assuming that the Reincorporation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the IRC and subject to the qualifications and assumptions described in this proxy statement: (i) holders of CH2M HILL common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of CH2M HILL Delaware's common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of CH2M HILL common stock converted therefor, and (iii) the holding period of the shares of CH2M HILL Delaware's common stock received in the Reincorporation will include the holding period of the shares of CH2M HILL common stock converted therefor.

        THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION'S POTENTIAL TAX EFFECTS. HOLDERS OF CH2M HILL COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.

 AUDIT SUBCOMMITTEE REPORT

Report of the Audit Subcommittee

        We have reviewed and discussed with management CH2M HILL's financial reporting process, including the system of internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. CH2M HILL's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles.

        We have reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2010. We have reviewed and discussed with management and the independent auditors the review of our financial reporting and internal controls undertaken in connection with certifications by our Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002 in certain of our filings with the Securities and Exchange Commission. We also reviewed and discussed other matters as deemed appropriate, involving our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and the other provisions of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission. Additionally, we have discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor's Communication With Those Charged With Governance.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, PCAOB Release 2008-003 April 22, 2008, and have discussed with the auditors their independence from CH2M HILL and its management. We also have considered whether the independent auditors' provision of other non-audit services to CH2M HILL is compatible with the auditors' independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the audited financial statements referred to above be included in CH2M HILL's Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the U.S. Securities and Exchange Commission.

Submitted by the CH2M HILL Companies, Ltd. Audit Subcommittee:
Barry L. Williams, Chairman
Jerry D. Geist
Charles O. Holliday, Jr.
Georgia R. Nelson
David B. Price

 INDEPENDENT AUDITORS

        The following table presents fees for services rendered by our independent auditors, KPMG LLP, during the years ended December 31 (in thousands):

	2010	2009
Audit fees(1)	$2,640	$2,818
Audit-related fees(2)	164	147

Audit and audit-related fees	2,804	2,965
Tax fees(3)	2,785	1,039

Total fees	$5,589	$4,004

(1)
Audit fees include the annual audit of the consolidated financial statements, audit of our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act, reviews of quarterly financial statements, statutory and audits of subsidiaries, review of technical accounting and SEC issues, accounting consultations and assistance with registration statements and consents.

(2)
Audit-related fees include benefit plan services and audits, accounting consultation on proposed transactions, attest services not required by statute or regulation and audits of indirect cost rates.

(3)
Tax fees consist of fees for domestic and international tax consultation and tax compliance services as well as tax preparation services for expatriate employees in non-financial reporting oversight roles.

        The Audit Subcommittee has a policy on pre-approval of services of independent accountants. The policy provides that all audit and non-audit services performed by our independent auditors regarding CH2M HILL and its subsidiaries and affiliates shall be pre-approved by the Audit Subcommittee at its regularly scheduled meetings. The Audit Subcommittee designated its Chairman, Barry L. Williams, to act in its stead in those rare instances when approval of such services must be considered between regularly scheduled meetings.

        All of the services in 2010 and 2009 under the categories described above have been approved by the Audit Subcommittee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X of the Securities Exchange Act of 1934, as amended.

PROPOSAL 5. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Audit Subcommittee has appointed KPMG LLP to audit the consolidated financial statements of CH2M HILL for the year ending December 31, 2010 and recommends that the shareholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of KPMG LLP is expected to be present at the Annual Meeting. He will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of appointment of independent auditors.

PROPOSAL 6. OTHER BUSINESS

        In addition to the proposals described above, stockholders may be asked to transact other business that may properly come before the Annual Meeting and any postponements or adjournments. Management knows of no other matters to be brought before the Annual Meeting. If any other matters are properly introduced at the meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named on the proxy card will have discretion to vote in accordance with their best judgment, unless otherwise restricted by law.

 ADDITIONAL INFORMATION

Advance Notice Procedures

        Under CH2M HILL's Restated Bylaws, no business (including nominations for director) may be brought before an annual meeting by a shareholder unless written notice is delivered to CH2M HILL's Secretary (containing certain information specified in the Restated Bylaws about the shareholder and the proposed action) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting—that is, with respect to the 2012 annual meeting, between January 3, 2012 and February 2, 2012. However, if the 2012 annual meeting is to be held on a date that is more than 30 days before or more than 70 days after May 2, 2012 (the first anniversary of the 2011 Annual Meeting), then such notice must be received not earlier than the 120th day and not later than the later of the 90th day prior to the date of the 2012 annual meeting or the 10th day following the day on which public announcement of the date of the 2011 Annual Meeting is first made by CH2M HILL.

        If a shareholder wishing to bring such a proposal does not provide notice of the proposal to the Corporate Secretary within the time period specified in our bylaws, the chairman of the meeting shall have the power to declare that the proposed business will not be transacted at the 2012 Annual Meeting. These requirements are separate from the Securities and Exchange Commission's requirements that a shareholder must meet in order to have a shareholder proposal included in our Proxy Statement. Any notices should be sent to Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal Officer, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, CO 80112.

Submission of Stockholder Proposals for the 2012 Annual Meeting

        Shareholders interested in submitting a Rule 14a-8 proposal for inclusion in the proxy materials for the annual meeting of shareholders in 2012 may do so by following the procedures prescribed in Rule 14a-8, under the Securities Exchange Act of 1934, as amended. To be eligible for inclusion, shareholder proposals must be received by CH2M HILL's Secretary no later than December 3, 2011. Any proposals should be sent to Margaret B. McLean, Senior Vice President, Corporate Secretary and Chief Legal Officer, CH2M HILL Companies, Ltd., 9191 South Jamaica Street, Englewood, CO 80112.

Annual Report

        A copy of our Annual Report for the year ended December 31, 2010, has been made available to you on or about March 31, 2011 with this Proxy Statement and is available at http://bnymellon.mobular.net/bnymellon/ch2m. Additional copies of the Annual Report and this Notice of Annual Meeting and Proxy Statement, and accompanying proxy card may be obtained from Margaret B. McLean, Corporate Secretary at CH2M HILL, 9191 South Jamaica Street, Englewood, CO 80112.

        COPIES OF OUR FORM 10-K FILED WITH THE SEC MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO CH2M HILL, C/O MARGARET B. MCLEAN, CORPORATE SECRETARY, 9191 SOUTH JAMAICA STREET, ENGLEWOOD, CO 80112. YOU CAN ALSO OBTAIN A COPY OF OUR FORM 10-K AND OTHER PERIODIC FILINGS AT THE CH2M HILL WEBSITE OR FROM THE SEC'S DATABASE AT WWW.SEC.GOV.

Appendix A—Form of Plan of Conversion

PLAN OF CONVERSION

CH2M HILL Companies, Ltd., an Oregon corporation
to
CH2M HILL Companies, Ltd., a Delaware corporation

        CH2M HILL Companies, Ltd., an Oregon corporation, hereby adopts the following Plan of Conversion, dated as of [                        ], 2011 (the "Plan").

ARTICLE I : CONVERSION

          1.1   The name and type of the business entity prior to conversion is CH2M HILL Companies, Ltd., an Oregon corporation (the "Oregon Corporation").

          1.2   The name and type of the business entity after conversion is CH2M HILL Companies, Ltd., a Delaware corporation (the "Delaware Corporation").

          1.3   The Oregon Corporation shall convert to the Delaware Corporation (the "Conversion") effective upon the filing of (i) Articles of Conversion and an Application for Authority to Transact Business with the Secretary of State of Oregon, and (ii) a Certificate of Conversion and Certificate of Incorporation with the Secretary of State of Delaware. The Conversion shall occur in accordance with the applicable provisions of the Oregon Business Corporation Act, as amended, and the Delaware General Corporation Law, as amended.

          1.4   Effective upon the Conversion, the Delaware Corporation will be governed by the Certificate of Incorporation filed with the Secretary of State of Delaware, and the Bylaws of the Delaware Corporation.

          1.5   Each shareholder of the Oregon Corporation prior to the Conversion shall continue to be a shareholder of the Delaware Corporation after the Conversion without any change in ownership of shares resulting from the Conversion.

ARTICLE II : MISCELLANEOUS

          2.1   This Plan shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to its principles of conflicts of laws.

          2.2   Notwithstanding anything herein or elsewhere to the contrary, this Plan may be terminated and abandoned by the Board of Directors of the Oregon Corporation at any time before the effective time of the Conversion. In the event of termination and abandonment under this Section 2.2, this Plan shall forthwith become void and there shall be no liability on the part of the Board of Directors of the Oregon Corporation or its respective directors and shareholders.

          2.3   This Plan (i) constitutes the entire plan, and supersedes all other prior plans and understandings, both written and oral, with respect to the subject matter hereof, and (ii) is not intended to confer upon any person other than the Oregon Corporation and its shareholders and directors any rights or remedies hereunder.

        IN WITNESS HEREOF, the Oregon Corporation has caused this Plan to be duly executed by its authorized officer as of the day and year first written above.

CH2M HILL Companies, Ltd., an Oregon corporation
By:
Name:
Title:

Appendix B—Form of Certificate of Incorporation

CERTIFICATE OF INCORPORATION

OF

CH2M HILL COMPANIES, LTD.

Article 1.    NAME

        The name of this corporation is CH2M HILL Companies, Ltd.

Article 2.    REGISTERED OFFICE AND AGENT

        The address of this Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801, and the name of this Corporation's registered agent at such address is The Corporation Trust Company.

Article 3.    PURPOSE AND POWERS

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or convenient to the conduct, promotion or attainment of such acts and activities.

Article 4.    CAPITAL STOCK AND ISSUANCE OF SECURITIES

        4.1.    Authorized Shares

        The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 150,000,000 of which 100,000,000 of such shares shall be Common Stock having a par value of $.01 per share (the "Common Stock"), and 50,000,000 of such shares shall be Preferred Stock, having a par value of $.01 per share (the "Preferred Stock").

        4.2.    Common Stock

          4.2.1.    Relative Rights

        The Common Stock shall be subject to all of the rights, privileges, preferences and priorities set forth in this Certificate of Incorporation. Each share of the Common Stock shall have the same relative rights as and be identical in all respects to all the other shares of the Common Stock.

          4.2.2.    Dividends

        Subject to any rights to receive dividends to which the holders of the shares of any other class or series of stock may be entitled, the holders of shares of Common Stock shall be entitled to receive dividends, if and when declared payable from time to time by the Board of Directors, from any funds legally available therefor. Any dividends on the Common Stock will not be cumulative.

          4.2.3.    Dissolution, Liquidation, Winding Up

        In the event of any dissolution, liquidation, or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock, and holders of any class or series of stock entitled to participate therewith, in whole or in part, as to the distribution of assets in such event, shall be entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or provided for payment of, all debts and liabilities of the Corporation and after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up the full preferential amounts (if any) to which they are entitled.

          4.2.4.    Voting Rights

        Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his or her name on the books of the Corporation on all matters on which stockholders generally are entitled to vote; provided, however, that the voting rights of Common Stock are denied to any stockholder while such stock is held or has been acquired by such stockholder in violation of any provision of this Certificate of Incorporation, the Bylaws, any stockholders' agreement, benefit plan, any other Corporation document or policy, or applicable law; and provided further, however, that, except as otherwise required by law, holders of Common Stock, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the Delaware General Corporation Law. Each holder of shares of the Common Stock may exercise its vote either in person or by proxy.

          4.2.5.    No Consent of Stockholders in Lieu of Meeting

        Actions required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may not be taken by written consent of stockholders in lieu of a meeting.

        4.3.    Restriction on Sales

          4.3.1.    Transfer by Corporation.    Unless (i) approved by the Board of Directors and a majority of shares entitled to vote and represented at a meeting of stockholders, or (ii) as otherwise provided in this Article 4, the Corporation shall not sell, assign, pledge, transfer or otherwise dispose of or encumber (collectively, a "Transfer") any of its Common Stock, directly or indirectly (including through an employee benefit trust), to any person other than an employee or director of, or consultant to, the Corporation or any of its affiliates.

          4.3.2.    Transfer by Holders.    Except for sales in the limited market maintained by the Corporation and as provided for in the Bylaws, no holder of shares of Common Stock may Transfer any shares of Common Stock without the prior written approval of the Corporation, and any attempt to Transfer such shares without such prior approval shall be null and void. All shares Transferred with the Corporation's prior written approval pursuant to this Section 4.3.2 and the Bylaws shall continue to be subject to this Article 4 and the Bylaws, further transfers of the shares can be made only in accordance with this Article 4 and the Bylaws, and each transferee is required to execute an agreement to be bound by the terms of this Article 4 and the Bylaws.

        4.4.    Preferred Stock

        The Board of Directors is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Certificate of Incorporation, to provide, by resolution or resolutions from time to time and by filing certificates of designations pursuant to the Delaware General Corporation Law, for the issuance of shares of the Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the voting powers, designations, preferences and relative, participating, optional or other special rights of the shares of each such series of the Preferred Stock and to fix the qualifications, limitations or restrictions thereof.

          4.4.1.    Authority.    The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

            (1)   the number of shares constituting that series and the distinctive designation of that series;

            (2)   the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

            (3)   whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

            (4)   whether that series shall have conversion or exchange privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

            (5)   whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

            (6)   whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

            (7)   the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

            (8)   any other relative powers, preferences, and rights of that series, and qualifications, limitations or restrictions on that series as the Board of Directors shall determine.

        4.5.    No Preemptive Rights

        No stockholder of this Corporation shall have any preemptive rights to purchase any shares to be sold or issued by the Corporation, either of the presently existing classes or a class established in the future whether the issuance be as original sale or distribution or sale or distribution of treasury stock.

        4.6.    Corporation's Right to Repurchase

        This Corporation shall have the right to purchase, take, receive, or otherwise acquire its own stock to the extent and in any manner allowed under applicable law.

Article 5.    BOARD OF DIRECTORS

        5.1.    Number

        Except as otherwise provided in Section 5.6, the number of directors of the Corporation shall be fixed by the Board of Directors in the manner provided in the Bylaws. Unless and except to the extent that the bylaws of the Corporation shall otherwise require, the election of directors of the Corporation need not be by written ballot. Each director of the Corporation shall be entitled to one vote per director on all matters voted or acted upon by the Board of Directors.

        5.2.    Election

          5.2.1.    Vote Required.    Each nominee for director shall be elected in the manner provided in the Bylaws of the Corporation.

          5.2.2.    Notice.    Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

        5.3.    Composition

        The Board of Directors shall determine from time to time the number of directors who shall be employees of the Corporation and the number of directors who shall be outside directors, provided that employees of the Corporation shall constitute a majority of the Board of Directors at all times.

        5.4.    Classification, Terms, and Vacancies

          5.4.1.    Classes and Terms.    The Board of Directors (other than those directors elected by the holders of any series of Preferred Stock (the "Preferred Stock Directors")) shall be divided into two classes, as nearly equal in number as possible, designated Class I and Class II. Class I directors shall initially serve until the 2012 annual meeting of the stockholders, and Class II directors shall initially serve until the 2013 annual meeting of the stockholders. Commencing with the 2012 annual meeting of the stockholders, directors of each class shall be elected to hold office for a two-year term and until the election and qualification of their respective successors in office. Notwithstanding the foregoing, a director shall cease to serve on the Board when his or her term expires; provided that if there are no directors remaining on the Board upon expiration of the term, such director shall continue to serve until his or her successor is duly elected and qualified. In case of any increase or decrease, from time to time, in the number of directors (other than Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal as possible.

          5.4.2.    Vacancies.    Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise provided by law, be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director so chosen shall hold office until the next election of directors, and upon re-election by the stockholders or upon election of a new director to succeed such appointed director, such re-elected or newly elected director shall serve a term that ends at the next election of the class for which such director shall have initially been chosen, and until his or her successor shall be elected and qualified. In filling vacancies, the Board of Directors shall not appoint any director who failed to receive a majority of the votes cast at the last meeting of the stockholders at which directors were elected.

          5.4.3.    No decrease in the authorized number of directors shall shorten the term of any incumbent director.

          5.4.4.    The Board of Directors shall initially be classified, effective upon the filing and effectiveness of this Certificate of Incorporation, as set forth below:

      Class I Directors

      Class II Directors

        5.5.    Removal

        No director of the Corporation may be removed from office as a director by vote or other action of the stockholders or otherwise except for cause, and then only by the affirmative vote of the holders of at least sixty six and two thirds percent (66 2/3%) of the total voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding the foregoing, whenever holders of outstanding shares of one or more series of Preferred Stock are entitled to elect members of the Board of Directors, any such director of the Corporation so elected may be removed in accordance with the provisions of this

Certificate of Incorporation (including any certificate of designations relation to any series of Preferred Stock) or the resolutions of the Board of Directors establishing such series of Preferred Stock.

        5.6.    Preferred Stock Directors

          5.6.1.  During any period when the holders of any series of Preferred Stock have the right to elect additional directors, upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal.

          5.6.2.  Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

        5.7.    Powers

        Except as otherwise expressly provided by the Delaware General Corporation Law or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors.

        5.8.    Expanded Constituency

        To the fullest extent permitted by law, the Board of Directors, in discharging its duties, may consider both the short term and long term interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation's stockholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent.

Article 6.    LIABILITY OF DIRECTORS AND INDEMNIFICATION

        6.1.    Limitation of Liability

        To the fullest extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article 6.1 shall be prospective only and shall not adversely affect any right or protection of, or any limitation of the liability of, a director of the Corporation existing at, or arising out of facts or incidents occurring prior to, the effective date of such repeal or modification. If the General Corporation Law of the State of Delaware is amended to further eliminate or limit the personal liability of directors, then the liability of the directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

        6.2.    Indemnification

        The Corporation shall, to the fullest extent permitted by the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all of its directors under the Delaware General Corporation Law from and against any and all of the expenses, judgments, fines, amounts paid in settlement, liabilities or other matters referred to in or covered by the Delaware General Corporation Law (including for actions of any such director in the capacity of an officer of the Corporation, if applicable), and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such persons official capacity and as to action by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person.

        6.3.    Amendment or Repeal.

        Any amendment, alteration or repeal of this Article 6 or the Delaware General Corporation Law that adversely affects any right of a director shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Article 7.    AMENDMENT OF BYLAWS

        In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the bylaws of the Corporation.

Article 8.    INCORPORATOR

        The incorporator for the Corporation is Margaret B. McLean whose mailing address is 9191 S. Jamaica Street, Englewood, Colorado 80112. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware. The names and mailing addresses of the persons who are to serve as the initial directors of the Corporation in the classes set forth in Section 5.4.4 of Article 5 are as follows:

[NAMES AND CORPORATE MAILING ADDRESS]

Article 9.    RESERVATION OF RIGHT TO AMEND CERTIFICATE OF INCORPORATION

        The Corporation reserves the right at any time, and from time to time, to amend, alter, change, or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of any nature conferred upon stockholders, directors, or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.

        IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by the Chief Executive Officer of the Corporation on this     day of                         , 2011.

CH2M HILL COMPANIES, LTD.
By:
Name:	Lee A. McIntire
Title:	Chief Executive Officer

Appendix C—Provisions of Oregon Business Corporation Act on Dissenters' Rights

60.551.  Definitions

As used in ORS 60.551 to 60.594:

  (1)
  "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

  (2)
  "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

  (3)
  "Dissenter" means a shareholder who is entitled to dissent from corporate action under ORS 60.554 and who exercises that right when and in the manner required by ORS 60.561 to 60.587.

  (4)
  "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

  (5)
  "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

  (6)
  "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

  (7)
  "Shareholder" means the record shareholder or the beneficial shareholder.

60.554.  Right to dissent and obtain payment for shares

  (1)
  Subject to subsection (2) of this section, a shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate acts:

  (a)
  Consummation of a plan of merger to which the corporation is a party if shareholder approval is required for the merger by ORS 60.487 or the articles of incorporation and the shareholder is entitled to vote on the merger or if the corporation is a subsidiary that is merged with its parent under ORS 60.491;

  (b)
  Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

  (c)
  Consummation of a sale or exchange of all or substantially all of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

  (d)
  An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

  (A)
  Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities; or

      (B)
      Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under ORS 60.141;

    (e)
    Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares; or

    (f)
    Conversion to a noncorporate business entity pursuant to ORS 60.472.

  (2)
  A shareholder entitled to dissent and obtain payment for the shareholder's shares under ORS 60.551 to 60.594 may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

  (3)
  Dissenters' rights shall not apply to the holders of shares of any class or series if the shares of the class or series were registered on a national securities exchange on the record date for the meeting of shareholders at which the corporate action described in subsection (1) of this section is to be approved or on the effective date of the merger under ORS 60.491, unless the articles of incorporation otherwise provide.

60.557.  Dissent by nominees and beneficial owners

  (1)
  A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares regarding which the shareholder dissents and the shareholder's other shares were registered in the names of different shareholders.

  (2)
  A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

  (a)
  The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

  (b)
  The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

60.561.  Notice of dissenters' rights

  (1)
  If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under ORS 60.551 to 60.594 and be accompanied by a copy of ORS 60.551 to 60.594.

  (2)
  If corporate action creating dissenters' rights under ORS 60.554 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send the shareholders entitled to assert dissenters' rights the dissenters' notice described in ORS 60.567.

60.564.  Notice of intent to demand payment

  (1)
  If proposed corporate action creating dissenters' rights under ORS 60.554 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights shall deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated and shall not vote such shares in favor of the proposed action.

  (2)
  A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

60.567.  Dissenters' notice

  (1)
  If proposed corporate action creating dissenters' rights under ORS 60.554 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of ORS 60.564.

  (2)
  The dissenters' notice shall be sent no later than 10 days after the corporate action was taken, and shall:

  (a)
  State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

  (b)
  Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

  (c)
  Supply a form for demanding payment that includes the date of the first announcement of the terms of the proposed corporate action to news media or to shareholders and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

  (d)
  Set a date by which the corporation must receive the payment demand. This date may not be fewer than 30 nor more than 60 days after the date the subsection (1) of this section notice is delivered; and

  (e)
  Be accompanied by a copy of ORS 60.551 to 60.594.

60.571.  Duty to demand payment

  (1)
  A shareholder sent a dissenters' notice described in ORS 60.567 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to ORS 60.567 (2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

  (2)
  The shareholder who demands payment and deposits the shareholder's shares under subsection (1) of this section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

  (3)
  A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

60.574.  Restriction on transfer of shares

  (1)
  The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under ORS 60.581.

  (2)
  The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

60.581.  Failure to take proposed action

  (1)
  If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

  (2)
  If after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under ORS 60.567 and repeat the payment demand procedure.

60.584.  Election to withhold payment

  (1)
  A corporation may elect to withhold payment required by ORS 60.577 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

  (2)
  To the extent the corporation elects to withhold payment under subsection (1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares plus accrued interest and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of such demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares an explanation of how the interest was calculated and a statement of the dissenter's right to demand payment under ORS 60.587.

60.587.  Payment of dissenter's estimate of value

  (1)
  A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under ORS 60.577 or reject the corporation's offer under ORS 60.584 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

  (a)
  The dissenter believes that the amount paid under ORS 60.577 or offered under ORS 60.584 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

  (b)
  The corporation fails to make payment under ORS 60.577 within 60 days after the date set for demanding payment; or

  (c)
  The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

  (2)
  A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within 30 days after the corporation made or offered payment for the dissenter's shares.

60.591.  Court proceedings to determine value of shares

  (1)
  If a demand for payment under ORS 60.587 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand under ORS 60.587 and petition the court under subsection (2) of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

  (2)
  The corporation shall commence the proceeding in the circuit court of the county where a corporation's principal office is located, or if the principal office is not in this state, where the corporation's registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

  (3)
  The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

  (4)
  The jurisdiction of the circuit court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the court order appointing them, or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

  (5)
  Each dissenter made a party to the proceeding is entitled to judgment for:

  (a)
  The amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation; or

  (b)
  The fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under ORS 60.584.

60.594.  Costs and counsel fees

  (1)
  The court in an appraisal proceeding commenced under ORS 60.591 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under ORS 60.587.

  (2)
  The court may also assess the fees and expenses of counsel and experts of the respective parties in amounts the court finds equitable:

  (a)
  Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ORS 60.561 to 60.587; or

  (b)
  Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.

  (3)
  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to counsel reasonable fees to be paid out of the amount awarded the dissenters who were benefited.

IF YOU ARE NOT A PARTICIPANT IN THE CH2M HILL RETIREMENT AND
TAX-DEFERRED SAVINGS PLAN PLEASE DISREGARD THIS LETTER

CH2M HILL Companies, Ltd.
Participant Notice
Retirement and Tax-Deferred Savings Plan

March 31, 2011

Dear Plan Participant:

        The enclosed Proxy Statement and Confidential Voting Instructions have been furnished by CH2M HILL Companies, Ltd. in conjunction with the Annual Meeting of Shareholders of CH2M HILL Companies, Ltd. to be held on May 2, 2011, to elect directors and to conduct other business.

        While only the Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan can actually vote the shares of CH2M HILL Companies, Ltd. stock (Company Stock) held in the Plan, you, as a participant or a beneficiary with Company Stock credited to your account under the Plan as of March 3, 2011 (the record date for the annual meeting) and a named fiduciary under the Plan, are entitled to instruct the Trustee of the Plan with respect to the following:

  1.
  The voting of Company Stock allocated to your account under the Plan on the record date.

  2.
  The voting of a pro-rata portion of Company Stock (based upon the ratio of the amount of Company Stock in your account under the Plan and the total amount of Company Stock in the Plan) allocated to the accounts under the Plan of other participants and beneficiaries for which no instructions are received.

        A named fiduciary is a person who under Employee Retirement Income Security Act of 1974 has the authority and responsibility (if he or she chooses to exercise it) to instruct the trustee of a plan regarding specific investments. Consequently, because of the provisions of the Plan, the Plan participant as a named fiduciary may (if he or she chooses) instruct the Trustee of the Plan as to how to vote shares of Company Stock allocated to his or her own Plan account and how to vote a pro-rata portion of those shares of Company Stock which are not voted by participants with such shares allocated to their accounts.

        If your voting instructions are not timely received, the Trustee will vote the Company Stock allocated to your account under the Plan and uninstructed Company Stock in the aggregate in accordance with timely instructions received from other Plan participants acting as named fiduciaries under the Plan. If the Voting Instruction Form is received after the close of business on April 27, 2011, the Trustee cannot ensure that your voting instructions will be followed.

        It should be noted that your instructions to the Trustee are strictly confidential. Under no circumstances will the Trustee or any of their agents disclose to CH2M HILL Companies, Ltd. or any other party how, or if, you voted. The Trustee will supervise and control the distribution of all materials to Plan participants and the receipt of all voting instruction forms and will not disclose to any outside party the name and address of any Plan participant. You may, therefore, feel completely free to instruct the Trustee to vote these shares in the manner you think best.

        If you have any questions regarding the information provided to you, you may contact Erik Ammidown, Plan Administrator, 9191 South Jamaica Street, Englewood, CO 80112, (720) 286-0163.

Trustee of the CH2M HILL Companies, Ltd. Retirement and Tax-Deferred Savings Plan

11-163 CH2M Hill — Proxy Card Proof 5a — 03/08/11 — 19:19 RESTRICTED AREA - SCAN LINE PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) To commence printing on this proxy card please sign, date and fax this card to: 212-269-1116 SIGNATURE: DATE: TIME: 94400 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/ch2m Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. CH2M HILL COMPANIES, LTD. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Signature Date Please mark your votes as indicated in this example X FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 2 YEARS 3 YEARS 1 YEAR ABSTAIN 1. ELECTION OF DIRECTORS 01 Robert G. Card 02 Michael A. Lucki 03 Jacqueline C. Rast (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 4. PROPOSAL TO APPROVE THE REINCORPORATION OF CH2M HILL COMPANIES, LTD. BY CONVERSION FROM AN OREGON TO A DELAWARE CORPORATION. 3. PROPOSAL TO CONSIDER AN ADVISORY VOTE ON THE FREQUENCY OF THE VOTE ON EXECUTIVE COMPENSATION. 5. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF CH2M HILL FOR THE YEAR ENDING DECEMBER 31, 2011. MARK HERE TO VOTE ON ALL MATTERS AS THE BOARD OF DIRECTORS RECOMMENDS SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. The Board recommends a vote FOR every 3 years. FOR AGAINST ABSTAIN 2. PROPOSAL TO CONSIDER AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. The Board recommends a vote FOR this proposal. The Board recommends a vote FOR the election of directors. The Board recommends a vote FOR this proposal. The Board recommends a vote FOR this proposal. k211966:11-163 CH2M Hill PC 5a 3/8/11 7:19 PM Page 1

11-163 CH2M Hill — Proxy Card Proof 5a — 03/08/11 — 19:19 RESTRICTED AREA - SCAN LINE RESTRICTED AREA - SIGNATURE LINES 94400 PROXY CH2M HILL COMPANIES, LTD. PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MARCH 31, 2011 The undersigned shareholder of CH2M HILL COMPANIES, LTD. (the Company) hereby appoints Michael A. Lucki, and Margaret B. McLean, and each of them, with full power of substitution to each, the true and lawful attorneys, agents and proxyholders of the undersigned and hereby authorizes them to represent and vote, as specified herein, all of the shares of Common Stock of the Company held of record by the undersigned on March 3, 2011, at the Annual Meeting of Shareholders of the Company to be held on May 2, 2011 at 1 p.m. (Mountain Daylight Time) at 9191 South Jamaica Street, Englewood, Colorado 80112 and any adjournment or postponement thereof. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, FOR PROPOSALS 1, 2, 4, AND 5 AND FOR 3 YEARS FOR PROPOSAL 3, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Address Change/Comments (Mark the corresponding box on the reverse side) BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 FOLD AND DETACH HERE (Continued and to be marked, dated and signed, on the other side) Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/ch2m. k211966:11-163 CH2M Hill PC 5a 3/8/11 7:19 PM Page 2